Exhibit 99.2

Near Intelligence Holdings Inc. and Subsidiaries

Consolidated Financial Statements

For Years ended December 31, 2022 and 2021

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and
Stockholders of Near Intelligence Holdings Inc. and Subsidiaries

Opinion on the Financial Statements

We have audited the accompanying consolidated balance sheets of Near Intelligence Holdings Inc. (the Company) as of December 31, 2022 and 2021, and the related consolidated statements of operations, comprehensive loss, redeemable convertible preferred stock and stockholders’ deficit, and cash flows for each of the years in the two-year period ended December 31, 2022, and the related notes (collectively referred to as the consolidated financial statements). In our opinion, the consolidated financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2022 and 2021, and the results of its operations and its cash flows for each of the years in the two-year period ended December 31, 2022, in conformity with accounting principles generally accepted in the United States of America.

Basis for Opinion

These consolidated financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s consolidated financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (PCAOB) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audits in accordance with the standards of the PCAOB and in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audits, we are required to obtain an understanding of internal control over financial reporting, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audits included performing procedures to assess the risks of material misstatement of the consolidated financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the consolidated financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the consolidated financial statements. We believe that our audits provide a reasonable basis for our opinion.

We have served as the Company’s auditor since 2022.

Melville, New York

March 6, 2023

Near Intelligence Holdings Inc. and Subsidiaries

Consolidated Balance Sheets

(in $, except per share data and share count)

	As of December 31,
	2022	2021
Assets
Current assets
Cash and cash equivalents	16,599,897	8,839,402
Restricted cash	44,398,144	110,925
Marketable securities	—	260,417
Short term investments	—	1,111,483
Accounts receivable, net of allowance for credit losses of $3,417,845, and $2,073,836 as of December 31, 2022 and 2021	26,011,486	16,759,840
Prepaid expenses and other current assets	4,963,268	2,250,303
Total current assets	91,972,795	29,332,370

Property and equipment, net	4,658,579	8,733,023
Operating lease right-of-use assets	4,038,350	2,700,886
Goodwill	61,994,758	62,387,725
Intangible assets, net	10,689,108	11,516,398
Other assets	2,882,015	3,103,744
Total assets	176,235,605	117,774,146

Liabilities, redeemable convertible preferred stock and stockholders’ deficit
Current liabilities:
Current portion of long-term borrowings	2,783,060	7,785,066
Accounts payable	9,992,164	9,033,635
Accrued expenses and other current liabilities	20,004,468	7,267,190
Operating lease liabilities	936,685	563,862
Total current liabilities	33,716,377	24,649,753

Long-term borrowings, less current portion	85,563,588	10,685,089
Long-term operating lease liabilities	3,299,259	2,223,501
Warrant liabilities	16,765,776	5,376,932
Other liabilities	731,100	190,521
Total liabilities	140,076,100	43,125,796

Redeemable convertible preferred stock

Redeemable convertible preferred stock, $0.0001 par value, 307,299.000 shares authorized; 307,298.151, and 307,298.151, shares issued and outstanding as of December 31, 2022 and 2021 respectively; redemption amount of $253,045,305, and $253,045,305 as of December 31, 2022 and 2021 respectively	207,417,237	207,417,237

Stockholders’ deficit
Common stock, $0.0001 par value; 192,701.000 shares authorized; 77,057.894 and 71,963.894 shares issued and outstanding as of December 31, 2022 and 2021 respectively.	8	7
Additional paid-in-capital	70,900,679	4,399,815
Accumulated deficit	(240,787,341)	(136,369,447)
Accumulated other comprehensive loss	(1,371,078)	(799,262)
Total stockholders’ deficit	(171,257,732)	(132,768,887)
Total liabilities, redeemable convertible preferred stock and stockholders’ deficit	176,235,605	117,774,146

The accompanying notes are an integral part of these consolidated financial statements.

Near Intelligence Holdings Inc. and Subsidiaries

Consolidated Statements of Operations

(in $, except per share data and share count)

	Year ended December 31,
	2022	2021
Revenue	59,745,771	45,320,675
Costs and expenses:
Cost of revenue (excluding depreciation and amortization shown separately)	18,667,419	12,918,041
Product and technology	27,254,765	16,718,467
Sales and marketing	23,508,921	10,731,042
General and administrative	74,361,222	14,400,851
Depreciation and amortization	9,818,985	8,230,623
Total costs and expenses	153,611,312	62,999,024
Operating loss	(93,865,541)	(17,678,349)
Interest expense, net	6,158,784	2,667,400
Changes in fair value of warrant liabilities	(790,693)	1,540,895
Loss (gain) on extinguishment of debt, net	5,157,364	(707,164)
Other income, net	(668,731)	(429,237)
Loss before income tax expense	(103,722,265)	(20,750,243)
Income tax expense	499,167	305,356
Net loss attributable to Near Intelligence Holdings Inc.	(104,221,432)	(21,055,599)
Accretion to preference stock redemption value	-	(13,463,002)
Net loss attributable to common stockholders	(104,221,432)	(34,518,601)

Net loss attributable to common stockholders, basic and diluted	(104,221,432)	(34,518,601)
Net loss per share attributable to common stockholders, basic and diluted	(1,076.28)	(539.42)
Weighted-average number of shares outstanding used to compute net loss per share attributable to common stockholders, basic and diluted	96,835.154	63,992.300

The accompanying notes are an integral part of these consolidated financial statements.

Near Intelligence Holdings Inc. and Subsidiaries

Consolidated Statements of Comprehensive Loss

(in $, except per share data and share count)

	Year ended December 31
	2022	2021
Net loss	(104,221,432)	(21,055,599)
Other comprehensive loss:
Currency translation adjustments	(571,816)	(484,641)
Total comprehensive loss attributable to Near Intelligence Holdings Inc.	(104,793,248)	(21,540,240)

The accompanying notes are an integral part of these consolidated financial statements.

Near Intelligence Holdings Inc. and Subsidiaries

Consolidated Statements of Redeemable Convertible Preferred Stock and Stockholders’ Deficit

(in $, except per share data and share count)

	Redeemable convertible preferred stock		Stockholders’ Deficit
			Common stock		Additional paid in	Accumulated	Accumulated other comprehensive	Total stockholders’
	Shares	Amount	Shares	Amount	capital	deficit	loss	deficit
Balance as of December 31, 2020, after effect of reorganization (Note 1)	241,157.671	124,614,493	43,190.000	4	4,262,236	(101,850,846)	(314,621)	(97,903,227)
Issuance of Series U redeemable convertible preferred stock (note 18)	66,140.480	69,339,742	—	—	—	—	—	—
Accretion to preferred stock redemption value	—	13,463,002	—	—	—	(13,463,002)	—	(13,463,002)
Issuance of common stock on exercise of stock options	—	—	28,773.894	3	50,136	—	—	50,139
Stock options exercised and pending allotment	—	—	—	—	10,423	—	—	10,423
Stock based compensation	—	—	—	—	77,020	—	—	77,020
Net loss	—	—	—	—	—	(21,055,599)	—	(21,055,599)
Other comprehensive loss	—	—	—	—	—	—	(484,641)	(484,641)
Balance as of December 31, 2021, after effect of reorganization (Note 1)	307,298.151	207,417,237	71,963.894	7	4,399,815	(136,369,447)	(799,262)	(132,768,887)
Stock options exercised and pending allotment	—	—	—	—	3,035	—	—	3,035
Issuance of common stock on exercise of warrants	—	—	2,280.000	*	22,800	—	—	22,800
Allotment of common stock on stock options exercised previously	—	—	2,814.000	1	(*)	—	—	1
Stock based compensation	—	—	—	—	66,475,029	—	—	66,475,029
Net loss	—	—	—	—	—	(104,221,432)	—	(104,221,432)
Other comprehensive loss	—	—	—	—	—	—	(571,816)	(571,816)
Distribution of stockholders as part of reorganization (note 1)	—	—	—	—	—	(196,462)	—	(196,462)
Balance as of December 31, 2022, after effect of reorganization (Note 1)	307,298.151	207,417,237	77,057.894	8	70,900,679	(240,787,341)	(1,371,078)	(171,257,732)

●	Denotes less than $1

The accompanying notes are an integral part of these consolidated financial statements.

Near Intelligence Holdings Inc. and Subsidiaries
Consolidated Statements of Cash Flows
(in $, except per share data and share count)

	Year Ended December 31
	2022	2021
Cash flows from operating activities:
Net loss	(104,221,432)	(21,055,599)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	9,818,985	8,230,623
Stock based compensation	66,475,029	77,020
Gain on extinguishment of debt	(663,092)	(1,173,744)
Loss on extinguishment of debt	5,820,456	466,580
Changes in fair value of warrant liabilities	(790,693)	1,540,895
Allowance for credit losses on trade receivables and write off	1,400,885	72,577
In kind consideration of strategic investment	—	(1,500,000)
Amortization of debt discount due to warrants	1,602,100	1,121,747
Other	1,301,166	126,513
Changes in operating assets and liabilities:
Accounts receivable	(16,631,361)	(1,615,519)
Prepaid expenses and other current assets	(1,035,084)	(516,776)
Operating lease right-of-use assets	(1,411,335)	(1,200,696)
Other assets	207,873	(350,717)
Accounts payable	2,828,401	(7,286,199)
Accrued expenses and other current liabilities	6,461,880	248,520
Operating lease liabilities	1,528,589	1,237,852
Other liabilities	564,168	(19,675)
Net cash used in operating activities	(26,743,465)	(21,596,598)

Cash flows from investing activities:
Additions to property and equipment	(302,493)	(259,258)
Asset acquisition (note 9)	(784,237)	—
Proceeds from sale of property and equipment	—	171,286
Proceeds from sale of marketable securities	258,621	338,242
Purchase of short term investments	—	(1,085,430)
Proceeds from sale of short term investments	1,066,792	—
Purchase of strategic investment	—	(500,000)
Advance to related party (note 28)	(1,777,675)	—
Purchase of promissory note (note 6)	(686,690)	—
Cash acquired in purchase of business	—	2,707,863
Net cash provided by (used in) investing activities	(2,225,682)	1,372,703

Cash flows from financing activities
Proceeds from issuance of debt, net of issuance costs	115,292,120	14,842,627
Proceeds from exercise of stock options	25,836	60,562
Proceeds from short term borrowing from related party (note 28)	2,213,493	—
Repayment of short term borrowing from related party (note 28)	(118,633)	—
Cash distributed to stockholders as part of reorganization	(538,556)	—
Repayments of debt	(35,674,154)	(6,693,137)
Net cash provided by financing activities	81,200,106	8,210,052
Effect of exchange rates on cash, cash equivalents and restricted cash	(183,245)	(487,180)
Net increase (decrease) in cash and cash equivalents and restricted cash	52,047,714	(12,501,023)
Cash and cash equivalents and restricted cash at beginning of period	8,950,327	21,451,350
Cash, cash equivalents and restricted cash at the end of the period	60,998,041	8,950,327

Supplemental disclosure of cash flow information:
Cash paid for income taxes	429,546	210,079
Cash paid for interest on borrowings	2,328,597	1,692,341

Non-cash investing and financing activities
Redeemable convertible preferred stock issued in connection with an acquisition	—	69,339,742
In kind consideration of strategic investment	—	1,500,000
Accretion of redeemable convertible preferred stock	—	13,463,002
In kind consideration of assets acquisition	3,808,099	—
Right-of-use assets obtained in exchange for lease obligations	1,917,196	—

The accompanying notes are an integral part of these consolidated financial statements.

Near Intelligence Holdings Inc. and Subsidiaries

Notes to Consolidated Financial Statements

(in $, except per share data and share count)

1 Reorganization and description of business

Reorganization

Near Pte. Ltd. and Near Intelligence Holdings Inc., a Delaware corporation formed for the purpose of reorganization (the “Company”) entered into a Contribution Agreement wherein effective April 19, 2022, Near Pte. Ltd. transferred legal title and beneficial ownership of substantially all of its assets (with the exception of investments in Near Australia Pty. Ltd., and Near India Pvt. Ltd. (collectively, the “Dormant Subsidiaries”)), to the Company and the Company assumed substantially all of Near Pte. Ltd.’s liabilities, warrants and other existing potential dilutive equity instruments in exchange for common stock of the Company. In consideration for this transfer, the Company issued 379,262.045 of its common stock to Near Pte. Ltd.

Also, Near Pte. Ltd. and the Company entered into an Exchange and Recapitalization Agreement dated June 13, 2022 wherein Near Pte. Ltd. exchanged all of the current common stock for a combination of common stock and preferred stock of the Company such that (a) the number of shares in common stock of the Company held by Near Pte. Ltd. is equivalent, on a 1000:1 basis, to the number of outstanding common stock of Near Pte. Ltd.; and (b) the number of each series of preferred stock of the Company is equivalent, on a 1000:1 basis, to the number of outstanding shares of the similarly named series of preferred stock of Near Pte. Ltd. Rights, preferences and privileges of each class of stock of the Company mimic the rights, preferences and privileges of the corresponding stock of Near Pte Ltd. Thereby, the Company’s capital structure would consist of 71,963.894 shares of common stock (Note 19) and 307,298.151 shares of various series of preferred stock (Note 18). As a next step, Near Pte. Ltd. distributed all of its shares in the Company to its stockholders by way of capital reduction and stockholders of Near Pte. Ltd. have become the stockholders of the Company. Ultimately, Near Pte. Ltd. does not hold any interests in the Company or vice versa.

Further, Near Pte. Ltd. and the Dormant Subsidiaries are in the process of winding up/ liquidation and the retained cash of $538,556 will be used to settle net liabilities of $342,094 in these legal entities and also will be used to cover costs and fees for the liquidation and balance (if any) will be distributed to Near Pte. Ltd.’s stockholders. Consequently, net assets of $196,462 at the effective date of reorganization have been shown as distribution in these consolidated financial statements. The Company is not liable to bear any liquidation expenses of Near Pte. Ltd. and the Dormant Subsidiaries.

While the Company was the legal acquirer of Near Pte. Ltd., for accounting purposes, the reorganization is treated similar to a reverse recapitalization, whereby Near Pte. Ltd. is deemed to be the accounting acquirer, and the historical financial statements of Near Pte. Ltd. became the historical financial statements of the Company upon the closing of the reorganization.

Under this method of accounting, the Company is treated as the “acquired” company and Near Pte. Ltd. is treated as the acquirer for financial accounting purposes. Accordingly, for accounting purposes, the reorganization is treated as the equivalent of Near Pte. Ltd. issuing stock for the net assets of the Company accompanied by the reorganization. Because the reorganization is a common control transaction the net assets and prior year financial statements are stated at historical cost, with no goodwill or other intangible assets recorded, and the legal capital of Near Pte. Ltd. has been retroactively adjusted to reflect the capital of the legal acquirer (accounting acquiree), which is the Company. The shares and net loss per share prior to the reverse recapitalization have been retroactively ajusted to reflect the exchange ratio of 1000:1.

Description of business

The Company is incorporated under the laws of the state of Delaware in 2022 and has foreign subsidiaries located in India, Australia, United States of America, Japan, France and Singapore. The principal activities of the Company are those of data processing, hosting, advertising, data driven marketing and related activities.

The Company is a global, full stack data intelligence SaaS platform that stitches and enriches data on people and places from which its customers can derive actionable intelligence to help them make better decisions. The Company’s mission is bringing meaningful intelligence to customer behavior and helping enterprises use that intelligence to make meaningful decisions. The Company’s cloud -based platform provides accurate and extremely comprehensive information on people, places, and products while being fully privacy compliant. This intelligence enables enterprises to make decisions in real time. With the Company’s Data intelligence Platform businesses can understand and reach their customer base.

Near Intelligence Holdings Inc. and Subsidiaries

Notes to Consolidated Financial Statements

(in $, except per share data and share count)

1 Reorganization and description of business (cont.)

On May 18, 2022, KludeIn I Acquisition Corp. (“KludeIn”), a Delaware corporation listed with NASDAQ in the United States, and Near Pte. Ltd. entered into an Agreement and Plan of Merger that will transform the Company into a publicly listed company. On December 23, 2022 KludeIn and Near entered into an amendment to the merger agreement dated May 18, 2022 revising the implied enterprise value for the company stockholders of approximately $675 million to approximately $575 million subject to customary closing conditions. Subject to customary closing conditions, the transaction is expected to close in the first quarter of 2023.

2 Summary of significant accounting policies

a) Basis of presentation and principles of consolidation

The accompanying consolidated financial statements have been prepared in accordance with generally accepted accounting principles in the United States (“U.S. GAAP”). The accompanying consolidated financial statements reflect all adjustments including normal recurring adjustments, which, in the opinion of management, are necessary to present fairly the financial position, results of operations, and cash flows for the periods presented in accordance with US GAAP.

The consolidated financial statements include the financial statements of the Company and its wholly owned subsidiaries. All significant transactions and balances among the Company and its subsidiaries have been eliminated upon consolidation. The results of subsidiaries acquired or disposed of are recorded in the consolidated statements of operations from the effective date of acquisition or up to the effective date of disposal, as appropriate.

b) Use of estimates

The preparation of the consolidated financial statements in conformity with U.S. GAAP requires management to make estimates and assumptions, which affect the reported amounts in the consolidated financial statements. Estimates are based on historical experience, where applicable, and other assumptions which management believes are reasonable under the circumstances. On an ongoing basis, the Company evaluates its estimates, including those related to the incremental borrowing rate (“IBR”) applied in lease accounting, useful lives of property and equipment and intangible assets, the nature and timing of the satisfaction of performance obligations, allowance for credit losses on accounts receivables, fair values of investments and other financial instruments, fair value of acquired intangible assets and goodwill, stock based compensation, income taxes, certain deferred tax assets and tax liabilities, and other contingent liabilities. Management believes that the estimates used in the preparation of the consolidated financial statements are reasonable. Although these estimates are inherently subject to judgment and actual results could differ from those estimates, management believes that the estimates used in the preparation of the consolidated financial statements are reasonable.

Near Intelligence Holdings Inc. and Subsidiaries

Notes to Consolidated Financial Statements

(in $, except per share data and share count)

2 Summary of significant accounting policies (cont.)

Management monitors the effects of the global macroeconomic environment, including increasing inflationary pressures; social and political issues; regulatory matters, geopolitical tensions; and global security issues. The Company is also mindful of inflationary pressures on its cost base and is monitoring the impact on customer preferences.

c) Segment reporting

The Company has a single operating and reportable segment. The Company’s Chief Executive Officer is its Chief Operating Decision Maker, who reviews financial information presented on a consolidated basis for the purposes of making operating decisions, allocating resources and evaluating financial performance. For information regarding the Company’s revenue by geographic area, see note 20.

d) Cash and cash equivalents

Cash and cash equivalents primarily represent bank balances in current accounts. The Company considers all short-term deposits with an original maturity of 90 days or less, when purchased, to be cash equivalents.

e) Restricted cash

Certain deposits are restricted as to withdrawal or usage against these deposits. Restricted term deposits are classified as current assets based on the term of the deposit and the expiration date of the underlying restriction. For information regarding the Company’s restricted cash, see note 4.

f) Investments

Equity securities

Equity investments, other than equity method investments, are measured at fair value with changes in fair value recognized in the consolidated statements of operations in accordance with Accounting Standard Updates (“ASU”) 2016-01, “Financial Instruments — Overall (Subtopic 825-10).

Marketable securities

Marketable securities represent investments in mutual funds having readily determinable fair value. These mutual funds meet certain criteria for equity investments in accordance with ASU 2016-01. Under this guidance, the Company measures these mutual funds at their estimated fair value, with changes in fair value recognized in other income (expense), net in the consolidated statements of operations.

Short term investments

Accounting for the Company’s debt securities varies depending on the legal form of the security, the Company’s intended holding period for the security, and the nature of the transaction. Investments in debt securities are classified as held-to-maturity securities as Company has the positive intent and ability to hold those securities to maturity and are initially recorded at transaction price plus transaction costs. Investments in held-to-maturity debt securities include commercial paper and shall be measured subsequently at amortized cost. Interest income on these investments is recognized using the effective interest rate method on a time proportionate basis. The effective interest rate approximates the contracted interest rate.

g) Financial instruments and concentration of credit risk

Financial instruments that potentially subject the Company to concentration of credit risk are reflected principally in cash and cash equivalents, restricted cash, marketable securities, investment in debt securities, term deposits with banks and accounts receivables. The Company places its cash and cash equivalents, marketable securities and investment in commercial paper, term deposits with banks and funds respectively with high credit/investment grade ratings to limit the amount of credit exposure with any one bank/fund and conducts ongoing evaluations of the creditworthiness of the banks and funds with which it does business. To reduce its credit risk on accounts receivable, the Company conducts ongoing credit evaluations of its debtors.

Near Intelligence Holdings Inc. and Subsidiaries

Notes to Consolidated Financial Statements

(in $, except per share data and share count)

2 Summary of significant accounting policies (cont.)

h) Accounts receivables, net

Accounts receivable primarily comprise of cash due from customers and are recorded at the invoiced amount, net of an allowance for credit losses. The Company pools its accounts receivable based on similar risk characteristics in estimating expected credit losses. Credit losses for accounts receivable are based on the roll-rate method, and the Company recognizes a loss allowance based on lifetime expected credit losses at each reporting date. The Company has established a provision matrix based on historical credit loss experience, adjusted for forward-looking factors. The Company believes the most relevant forward-looking factors are economic environment, inflation rates and repayment capacity of debtors and accordingly the Company adjusts historical loss rates based on expected changes in these factors.

A financial asset is written off when it is deemed uncollectible and there is no reasonable expectation of recovering the contractual cash flows. Expected recoveries of amounts previously written off, not to exceed the aggregate amounts previously written off, are included in determining the allowance at each reporting period.

Allowance for credit losses are presented as a credit loss expense within “General and administrative” on the consolidated statements of operations. Subsequent recoveries of amounts previously written off are credited against the same line item.

i) Property and equipment

Recognition and measurement

Plant and equipment are stated at cost less accumulated depreciation and amortization and accumulated impairment loss. Expenditures for replacements and improvements are capitalized, whereas the costs of maintenance and repairs are charged to earnings as incurred.

The Company depreciates and amortizes all property and equipment using the straight-line method over the following estimated economic useful lives of the assets:

●	Office equipment	5 years
●	Computers	2 – 3 years
●	Fixtures and fittings	10 years
●	Servers	3 years
●	Leasehold improvements	Useful life or lease term, whichever is lower

Software acquired for internal use is included in property and equipment on the Company’s consolidated balance sheet and amortized on a straight-line basis when placed into service over the estimated useful lives of three years.

Capital work in progress is not depreciated until it is ready to be used.

Depreciation methods, useful lives and residual values are reviewed at the end of each reporting period and adjusted if appropriate.

Near Intelligence Holdings Inc. and Subsidiaries

Notes to Consolidated Financial Statements

(in $, except per share data and share count)

2 Summary of significant accounting policies (cont.)

j) Business combinations

The Company accounts for an acquisition as a business combination if the assets acquired and liabilities assumed in the transaction constitute a business in accordance with Accounting Standard Codification (“ASC”) Topic 805 “Business Combinations”. Such acquisitions are accounted using the acquisition method by recognizing the identifiable tangible and intangible assets acquired and liabilities assumed, and any non-controlling interest in the acquired business, measured at their acquisition date fair values.

Where the set of assets acquired and liabilities assumed doesn’t constitute a business, it is accounted for as an asset acquisition where the individual assets and liabilities are recorded at their respective relative fair values corresponding to the consideration transferred.

Goodwill

Goodwill represents the excess of the purchase price over the fair value of net assets acquired in business acquisitions accounted for using the acquisition method of accounting and is not amortized. Goodwill is measured and tested for impairment on an annual basis in accordance with ASC 350, Intangibles — Goodwill and Other, or more frequently if an event occurs or circumstances change that would more likely than not reduce the fair value of a reporting unit below its carrying amount. Such events and changes may include: significant changes in performance related to expected operating results, significant changes in asset use, significant negative industry or economic trends, and changes in our business strategy.

The Company’s test for goodwill impairment starts with a qualitative assessment to determine whether it is necessary to perform the quantitative goodwill impairment test. If qualitative factors indicate that the fair value of the reporting unit is more likely than not less than its carrying amount, then a quantitative goodwill impairment test is performed. For the purposes of impairment testing, the Company determined that it has only one reporting unit. The Company completed the annual impairment test and did not recognize any goodwill impairment charges in the years ended December 31, 2022 and 2021.

Intangible assets

The Company amortizes intangible assets with finite lives over their estimated useful lives using a method of amortization that reflects the pattern in which the economic benefits of the intangible assets are consumed or otherwise realized and reviews them for impairment whenever an impairment indicator exists.

k) Leases

The Company determines if a contract contains a lease at inception of the arrangement based on whether it has the right to obtain substantially all the economic benefits from the use of an identified asset and whether it has the right to direct the use of an identified asset in exchange for consideration, which relates to an asset which the Company does not own. Right of use (“ROU”) assets represent the Company’s right to use an underlying asset for the lease term and lease liabilities represent the Company’s obligation to make lease payments arising from the lease. ROU assets are initially measured at an amount equal to the lease liabilities and adjusted for lease incentives received and initial direct costs, if any. Lease liabilities are recognized at the present value of the future lease payments at the lease commencement date. The interest rate used to determine the present value of the future lease payments is the Company’s incremental borrowing rate, for the purpose of computing lease liabilities based on the remaining lease term and the rates prevailing in the jurisdiction where the lease was executed. Only fixed payments or in-substance fixed payments are included in the Company’s lease liability calculation.

The Company’s leases include its corporate offices. The lease term of operating leases vary from 11 months to 6 years. The Company’s lease terms may include options to extend or terminate the lease when it is reasonably certain that the Company will exercise such options. The Company’s lease agreements generally do not contain any residual value guarantees or restrictive covenants.

Near Intelligence Holdings Inc. and Subsidiaries

Notes to Consolidated Financial Statements

(in $, except per share data and share count)

2 Summary of significant accounting policies (cont.)

Operating leases are included in operating lease ROU assets, current and non-current operating lease liabilities, on the Company’s consolidated balance sheets. For operating leases, lease expense is recognized on a straight-line basis in the consolidated statement of operations over the lease term. Leases with a lease term of 12 months or less from the commencement date that do not contain a purchase option are recognized as an expense on a straight-line basis over the lease term.

l) Impairment of long-lived assets

The Company evaluates its long-lived assets for indicators of possible impairment when events or changes in circumstances indicate the carrying amount of an asset or asset group may not be recoverable. The Company measures the recoverability of the assets by comparing the carrying amount of such asset or asset group to the future undiscounted cash flows it expects the asset or asset group to generate. If the Company considers the asset or asset group to be impaired, the impairment to be recognized equals the amount by which the carrying value of the asset or asset group exceeds its fair value.

m) Fair value measurements and financial instruments

The Company holds financial instruments that are measured at fair value which is determined in accordance with a fair value hierarchy that prioritizes the inputs and assumptions used, and the valuation techniques used to measure fair value. The three levels of the fair value hierarchy are described as follows:

Level 1:	Inputs are unadjusted quoted prices in active markets for identical assets or liabilities.

Level 2:	Inputs are quoted prices for similar assets and liabilities in active markets or quoted prices for identical or similar instruments in markets that are not active and model- derived valuations in which all significant inputs and significant value drivers are observable in active markets.

Level 3:	Inputs are unobservable inputs based on the Company’s assumptions and valuation techniques used to measure assets and liabilities at fair value. The inputs require significant management judgment or estimation.

The Company’s assessment of the significance of a particular input to the fair value measurement requires judgment and may affect the determination of fair value of assets and liabilities and their placement within the fair value hierarchy levels. The Company establishes the fair value of its assets and liabilities using the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date and established a fair value hierarchy based on the inputs used to measure fair value. The recorded amounts of certain financial instruments, including cash and cash equivalents, prepaid expenses and other assets accounts, accounts payable, and accrued expenses and other liabilities approximate fair value due to their relatively short maturities.

n) Foreign currency

The Company’s consolidated financial statements are reported in U.S. dollars which is also its functional currency. The functional currency for the Company’s subsidiaries in USA, Australia, Japan, India and France are their respective local currencies and the functional currency of the Company’s subsidiary in Singapore is U.S. dollars. The translation of the functional currencies of the Company’s subsidiaries into U.S. dollars is performed for balance sheet accounts using the exchange rates in effect as of the balance sheet date and for revenues and expense accounts using an average exchange rate prevailing during the respective period. The gains or losses resulting from such translation are reported as currency translation adjustments under accumulated other comprehensive loss as a separate component of stockholders’ deficit on the consolidated balance sheets.

Near Intelligence Holdings Inc. and Subsidiaries

Notes to Consolidated Financial Statements

(in $, except per share data and share count)

2 Summary of significant accounting policies (cont.)

Monetary assets and liabilities of each subsidiary denominated in currencies other than the subsidiary’s functional currency are translated into their respective functional currency at the rates of exchange prevailing on the balance sheet date. Transactions of each subsidiary in currencies other than the subsidiary’s functional currency are translated into the respective functional currencies at the average exchange rate prevailing during the period of the transaction. The gains or losses resulting from foreign currency transactions are included in the consolidated statements of operations.

o) Fair value option

Under the Fair Value Option (FVO) subsections of ASC Subtopic 825-10, Financial Instruments — Overall, the Company has the irrevocable option to report most financial assets and financial liabilities at fair value on an instrument-by-instrument basis, with changes in fair value reported in earnings. Any changes in the fair value of liabilities resulting from changes in the instrument-specific credit risk would be reported in other comprehensive income (loss).

p) Variable interest entities

The Company evaluates its ownership, contractual and other interests in entities to determine if it has a variable interest in an entity. These evaluations are complex, involve judgment, and the use of estimates and assumptions based on available historical and prospective information, among other factors. If the Company determines that an entity for which it holds a contractual or ownership interest in is a VIE and that the Company is the primary beneficiary, the Company consolidates such entity in its consolidated financial statements. The primary beneficiary of a VIE is the party that meets both of the following criteria: (1) has the power to make decisions that most significantly affect the economic performance of the VIE; and (2) has the obligation to absorb losses or the right to receive benefits that in either case could potentially be significant to the VIE. If the Company is not deemed to be the primary beneficiary in a VIE, the Company accounts for the investment or other variable interests in a VIE in accordance with applicable GAAP.

q) Revenue recognition

The Company derives revenue primarily from i) core subscription services and ii) sale of operational products.

Revenue is recognized when, or as, the related performance obligation is satisfied by transferring the control of the promised service to a customer. The amount of revenue recognized reflects the consideration that the Company expects to be entitled to receive in exchange for these services.

The Company applies the following steps for revenue recognition:

(i) Identification of the contract, or contracts, with the customer

The Company considers the terms and conditions of the engagement in identifying the contracts. The Company determines a contract with a customer to exist when the contract is approved, each party’s rights regarding the services to be transferred can be identified, the payment terms for the services can be identified, it has been determined the customer has the ability and intent to pay, and the contract has commercial substance. At contract inception, the Company will evaluate whether two or more contracts should be combined and accounted for as a single contract and whether the combined or single contract includes more than one performance obligation. The Company applies judgment in determining the customer’s ability and intent to pay, which is based on a variety of factors, including the customer’s historical payment experience or, in the case of a new customer, credit, and financial information pertaining to the customer.

Near Intelligence Holdings Inc. and Subsidiaries

Notes to Consolidated Financial Statements

(in $, except per share data and share count)

2 Summary of significant accounting policies (cont.)

(ii) Identification of the performance obligations in the contract

Performance obligations promised in a contract are identified based on the services that will be transferred to the customer that are both capable of being distinct, whereby the customer can benefit from the service either on its own or together with other resources that are readily available from third parties or from the Company and are distinct in the context of the contract, whereby, in respect of core subscription services, we have combined promises for access to the data intelligence platform, the output derived from such platform coupled with, in a marketing intelligence use case, access with the related obligation to provide use of the platform to execute customers’ marketing strategies as a single performance obligation. Sale of operational products is evaluated to be a distinct performance obligation, as further explained in the section “Sale of operational products”.

(iii) Determination of the transaction price

The transaction price is determined based on the consideration to which the Company expects to be entitled in exchange for transferring services to the customer. The transaction price includes platform subscription fees based on the contracted usage of Near platform for analytics, data enrichment, data feeds as outputs from the platform and for executing customers’ marketing campaigns as well as variable consideration associated with overage fees on exceeded media execution limits as specified in respective contracts, where relevant. Variable consideration is included in the transaction price if, in the Company’s judgment, it is probable that a significant future reversal of cumulative revenue under the contract will not occur. In a marketing intelligence use case, the Company would be entitled to a platform fee even if the customer does not opt for contracted usage level of media execution committed by the Company. None of the Company’s contracts contain a significant financing component.

(iv) Allocation of the transaction price to the performance obligations in the contract

Contracts that contain multiple performance obligations require an allocation of the transaction price to each performance obligation based on each performance obligation’s relative standalone selling price (“SSP”). Contracts typically have one performance obligation of providing access to the core subscription service or access to relevant outputs from the Near platform. On occasion, contracts include provision of certain operational products on a short term, fixed fee basis which reflect their respective SSP.

(v) Recognition of the revenue when, or as, a performance obligation is satisfied

Revenue is recognized at the time the related performance obligation is satisfied by transferring the control of the promised service to a customer. Revenue in respect of core subscription services is recognized over the contractual terms during which the customer is given access to the platform or the output from the platform. With respect to revenue from operational products, the Company recognizes revenue as services are delivered. The Company generates all its revenue from contracts with customers.

Core subscription revenue

The Company generates revenue from subscriptions to customers that enable them to access the Company’s cloud-based platform or access the output from such platform and use the data intelligence derived therein for a variety of use cases around analytics, data enrichment, marketing and operational decision-making including to access and advertise target consumer base for digital marketing and advertising. Subscription arrangements with customers do not provide the customer with the right to take possession of the Company’s software at any time. Instead, customers are granted continuous access to the platform or its specific modules/outputs over the contractual period. The underlying database of the Near platform is continuously updated based on ongoing data gathering exercise coupled with the Company’s patented algorithms running on such gathered data resulting in intelligent output available through the platform and therefore, its customers benefit from an up-to-date database on people and places relevant for the promotion of their business interests.

Near Intelligence Holdings Inc. and Subsidiaries

Notes to Consolidated Financial Statements

(in $, except per share data and share count)

2 Summary of significant accounting policies (cont.)

A time-elapsed method is used to measure progress because the Company’s obligation is to provide the customers a continuous service of access to the Company’s cloud- based platform or outputs and modules from such platform in order to execute their marketing and operational strategies over the contractual period and control is transferred evenly over the contractual period. Accordingly, the fixed consideration related to subscription service is recognized ratably over the contract term beginning on the date access to the subscription product is provisioned. Most of the customer agreements have a minimum term of one (1) year with various payment terms ranging from monthly to quarterly in arrears and in few cases, payments in advance. Also, many contracts have auto-renewal provision unless the customer decides to terminate such contract by providing an advance written notice prior to the end of the then current term. Many contracts with customers, including those entered into with the standard terms and conditions, may be terminated by Near at any time but only may be terminated by the customer either in case of a breach, or in certain cases, after a specified notice period. Typically, Near does not charge any penalties for early termination by the customer and the contracts do not entitle Near’s customers to a refund or partial refund upon cancellation of the relevant contracts. The auto renewal provisions are evaluated on a case-by-case basis but generally do not provide a material right as they do not provide a discount to the customer that is incremental to the range of discounts typically given for the same services that are sold to a similar class of customers, even when the stand-alone selling price of the services subject to the auto renewal provision is highly variable.

Sale of Operational products

The Company derives revenue from providing customized reports and other insights to customers on short term fixed fee basis. The Company recognizes such revenues from the sales of these operational products upon delivery to the customers (i.e., at a point in time basis). Refer note 20 for details.

Practical expedients

“The Company has utilized the practical expedient available under ASC 606, Revenue from Contracts with Customers and does not disclose the following:

i)	Value of unsatisfied performance obligations for contracts with an original expected length of one year or less. The Company has no significant financing components in its contracts with customers.

ii)	Amount of the transaction price allocated to the remaining performance obligations and an explanation of when the Company expects to recognize that amount as revenue.”

r) Employee benefit plans

Contributions to defined contribution plans are charged to the consolidated statements of operations in the period in which services are rendered by the covered employees. Current service costs for defined benefit plans are accrued in the period to which they relate. The liability in respect of defined benefit plans is calculated annually by the Company using the projected unit credit method. Prior service cost, if any, resulting from an amendment to a plan is recognized and amortized over the remaining period of service of the covered employees. Net actuarial gains and losses are immediately recognized in the consolidated statements of operations.

The Company records annual amounts relating to its defined benefit plans based on calculations that incorporate various actuarial and other assumptions, including discount rates, mortality, future compensation increases and attrition rates. The Company reviews its assumptions on an annual basis and makes modifications to the assumptions based on current rates and trends when it is appropriate to do so. The effect of modifications to those assumptions is recorded in net periodic cost in its entirety immediately. The Company believes that the assumptions utilized in recording its obligations under its plans are reasonable based on its experience and market conditions.

s) Stock-based compensation

Stock-based compensation awards granted by the Company are considered as equity-classified stock option awards (“equity options”) and accounted for under ASC Topic 718 - Compensation — Stock Compensation. Stock-based compensation awards issued to non-employees in exchange for consulting and advisory services are accounted for in accordance with the provisions of ASU 2018-07, “Improvements to Nonemployee Share-Based Payment Accounting.” The Company recognizes and measures compensation expense for all stock-based awards based on the grant date fair value. Grant date fair value is determined under the option-pricing model (Black-Scholes Merton model). The fair value of restricted stock units (“RSU”) is estimated based on the fair value of the Company’s common stock on the date of grant. The fair value determined at the grant date is expensed over the vesting period of the stock-based awards using the straight-line attribution method, however, the amount of compensation cost recognized at any date must at least equal the portion of the grant date fair value of the award that is vested at that date. Forfeitures are accounted for as they occur. Stock-based compensation expense is allocated to cost of revenue, product and technology, sales and marketing and general and administrative on the consolidated statements of operations based on where the associated employee’s functional department is located.

Near Intelligence Holdings Inc. and Subsidiaries

Notes to Consolidated Financial Statements

(in $, except per share data and share count)

2 Summary of significant accounting policies (cont.)

t) Income taxes

The Company accounts for income taxes using the asset and liability method, which requires the recognition of deferred tax assets and liabilities for the expected future tax consequences of events that have been recognized in the Company’s consolidated financial statements. In estimating future tax consequences, generally all expected future events other than enactments or changes in the tax law or rates are considered.

The Company accounts for uncertainty in tax positions recognized in the consolidated financial statements by recognizing a tax benefit from an uncertain tax position when it is more likely than not that the position will be sustained upon examination, including resolutions of any related appeals or litigation processes, based on the technical merits. Income tax positions must meet a more-likely- than-not recognition threshold at the effective date to be recognized.

Valuation allowances are established when necessary to reduce deferred tax assets to the amounts that are more likely than not expected to be realized based on the weighting of positive and negative evidence. Future realization of deferred tax assets ultimately depends on the existence of sufficient taxable income of the appropriate character within the carryback or carry forward periods available under the applicable tax law. The Company regularly reviews the deferred tax assets for recoverability based on historical taxable income, projected future taxable income, the expected timing of the reversals of existing temporary differences and tax planning strategies. The Company’s judgment regarding future profitability may change due to many factors, including future market conditions and the ability to successfully execute the business plans and/or tax planning strategies. Should there be a change in the ability to recover deferred tax assets, the Company’s income tax provision would increase or decrease in the period in which the assessment is changed.

u) Net loss per share

Basic and diluted net loss per share attributable to common stockholders is presented in conformity with the two-class method required for participating securities. The two-class method determines net income (loss) per share for each class of common and participating securities according to dividends declared or accumulated and participation rights in undistributed earnings. The two-class method requires income (loss) available to common stockholders for the period to be allocated between common and participating securities based upon their respective rights to shares in undistributed earnings as if all income (loss) for the period had been distributed. Based on the above, the redeemable convertible preferred stock, stock options, restricted stock units and warrants are not considered as participating securities.

Basic net loss per share is calculated by dividing the net loss attributable to common stockholders by the weighted-average number of common shares outstanding during the period, without consideration of potentially dilutive securities. Diluted net loss per share is computed by dividing the net loss attributable to common stockholders by the weighted-average number of common shares and potentially dilutive securities outstanding for the period. For purposes of this calculation, redeemable convertible preferred stock, stock options, unvested restricted stock units and warrants have been excluded from the calculation of diluted net loss per share attributable to common stockholders as their effect is anti-dilutive for all periods presented.

v) Expenses

Set forth below is a brief description of the components of the Company’s expenses:

i. Cost of revenue, exclusive of depreciation and amortization

Cost of revenue primarily consists of costs related to third-party hosting costs; employee-related expenses including salaries and related benefits for operations and support personnel; publishers cost; real-time data acquisition costs; and allocated overhead.

Near Intelligence Holdings Inc. and Subsidiaries

Notes to Consolidated Financial Statements

(in $, except per share data and share count)

2 Summary of significant accounting policies (cont.)

ii. Product and technology

Product and technology expenses primarily consist of personnel-related expenses such as salaries, related benefits and stock based compensation for the Company’s engineering and product/project management functions supporting research, new development, and related product enhancement departments. It also includes non-personnel-related expenses such as location coverage charges, data acquisition charges, third-party server charges and allocation of the Company’s general overhead expenses.

iii. Sales and marketing

Sales and marketing expenses primarily consist of personnel-related expenses such as salaries and related benefits for the Company’s sales, marketing, and product marketing functions departments. It also includes sales commission and advertisement costs being part of business development expense.

iv. General and administrative

General and administrative expenses consist primarily of personnel-related expenses for our finance, human resources, information technology, and legal organizations. These expenses also include non-personnel costs, such as legal, audit, accounting services, other professional fees, recruiting personnel cost, costs associated with acquisitions of businesses, as well as certain tax, license, and insurance-related expenses, and allocated overhead costs.

w) Changes in accounting policies and recently issued accounting pronouncements

The Company is expected to be an “emerging growth company”, as defined in Section 2(a) of the Securities Act of 1933, as amended, (the “Securities Act”), as modified by the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”). The JOBS Act provides that an emerging growth company can take advantage of an extended transition period for complying with new or revised accounting standards. Thus, an emerging growth company can delay the adoption of certain accounting standards until those standards would otherwise apply to private companies. The Company has elected to take advantage of the extended transition period to comply with new or revised accounting standards and to adopt certain of the reduced disclosure requirements available to emerging growth companies. As a result of the accounting standards election, the Company will not be subject to the same implementation timeline for new or revised accounting standards as other public companies that are not emerging growth companies which may make comparison of the Company’s financial statements to those of other public companies more difficult.

In August 2020, the Financial Accounting Standards Board (“FASB”) issued ASU No. 2020-06, “Debt-Debt with Conversion and Other Options (Subtopic 470-20) and Derivatives and Hedging-Contracts in Entity’s Own Equity (Subtopic 815- 40): Accounting for Convertible Instruments and Contracts in an Entity’s Own Equity,” which signifies the accounting for certain financial instruments with characteristics of liability and equity, including convertible instruments and contracts on an entity’s own equity. The standard reduces the number of models used to account for convertible instruments, removes certain settlement conditions that are required for equity contracts to qualify for the derivative scope exception, and requires the if-converted method for calculation of diluted earnings per share for all convertible instruments. The ASU is effective for the Company for fiscal years, and interim periods within those fiscal years, beginning on or after December 15, 2021. The adoption of ASU 2020-06 did not have a material impact on the Company’s consolidated financial statements.

Near Intelligence Holdings Inc. and Subsidiaries

Notes to Consolidated Financial Statements

(in $, except per share data and share count)

2 Summary of significant accounting policies (cont.)

In September 2022, the FASB issued ASU No. 2022-04 – Liabilities—Supplier Finance Programs (Subtopic 405-50): Disclosure of Supplier Finance Program Obligations which is intended to enhance the transparency surrounding the use of supplier finance programs. The guidance requires companies that use supplier finance programs to make annual disclosures about the program’s key terms, the balance sheet presentation of related amounts, the confirmed amount outstanding at the end of the period and associated rollforward information. Only the amount outstanding at the end of the period must be disclosed in interim periods. The guidance does not affect the recognition, measurement or financial statement presentation of supplier finance program obligations. The guidance becomes effective for fiscal years beginning after December 15, 2022, including interim periods within those fiscal years, except for the rollforward information, which is effective for fiscal years beginning after December 15, 2023. The Company does not have any supplier finance programs and does not believe the impact of updating this accounting standard update will be material to the consolidated financial statements.

In March 2020, the FASB issued authoritative guidance to provide optional relief for companies preparing for the discontinuation of interest rates such as the London Interbank Offered Rate (“LIBOR”) and applies to lease and other contracts, hedging instruments, held-to-maturity debt securities and debt arrangements that reference LIBOR or another rate that is expected to be discontinued as a result of reference rate reform. In January 2021, the FASB issued authoritative guidance that makes amendments to the new rules on accounting for reference rate reform. The amendments clarify that for all derivative instruments affected by the changes to interest rates used for discounting, margining or contract price alignment, regardless of whether they reference LIBOR or another rate expected to be discontinued as a result of reference rate reform, an entity may apply certain practical expedients in ASC 848. In December 2022, the FASB issued authoritative guidance to defer the sunset date of ASC 848 from December 31, 2022 to December 31, 2024. The Company is currently evaluating the potential impact of modifying treasury related arrangements and applying the relevant ASC 848 optional practical expedients, as needed. For existing lease, debt arrangements and other contracts, the Company does not expect any qualifying contract modifications related to reference rate reform and therefore does not expect that the optional guidance in ASC 848 will need to be applied through December 31, 2024. The Company will continue to monitor new contracts that could potentially be eligible for contract modification relief through December 31, 2024.

In October 2021, the FASB issued ASU No. 2021-08, Accounting for Contract Assets and Contract Liabilities from Contracts with Customers (Topic 805). This ASU requires an acquirer in a business combination to recognize and measure contract assets and contract liabilities (deferred revenue) from acquired contracts using the revenue recognition guidance in Topic 606. At the acquisition date, the acquirer applies the revenue model as if it had originated the acquired contracts. For the Company, the new guidance is effective for fiscal years beginning after December 15, 2023, including interim periods within those fiscal years. Adoption of the ASU should be applied prospectively. Early adoption is also permitted, including adoption in an interim period. The Company is currently evaluating the impact of this accounting standard update on its consolidated financial statements.

Near Intelligence Holdings Inc. and Subsidiaries

Notes to Consolidated Financial Statements

(in $, except per share data and share count)

3 Acquisitions

(a) Uber Media Inc.

On March 31, 2021, the Company acquired 100% of the outstanding equity interests in Uber Media Inc., a Delaware corporation, engaged in providing location insights and advertising solutions. This acquisition expands the Company’s capabilities in improving customer experience of its clients through cloud technologies and advanced data analytics and expands its customer base in US. The Company issued 66,140.480 Series U Preferred stock amounting to $69,339,742 as purchase consideration.

The following table summarizes the fair value of assets acquired and liabilities assumed as of the date of acquisition:

March 31, 2021
Assets acquired:
Cash and cash equivalents	2,707,863
Goodwill	56,423,109
Property and equipment	23,518
Intangible assets	15,236,631
Accounts receivable	3,167,292
Prepaid expenses and other current assets	89,493
Total assets acquired	77,647,906
Borrowings	3,397,620
Accounts payable	1,293,922
Accrued expenses and other current liabilities	3,616,622
Net assets acquired	69,339,742

The excess of purchase consideration over the fair value of net tangible and identifiable intangible assets acquired was recorded as goodwill and is primarily attributed to the synergies expected from expanded market opportunities when integrating the acquired developed technologies with the Company’s offerings as well as acquiring an assembled workforce. The goodwill balance is not deductible for income tax purposes.

Acquisition-related costs of $501,150 associated with the business combination were included in general and administrative expenses in the consolidated statement of operations for the year ended December 31, 2021.

Since the acquisition date, $15,822,516 of revenue and $1,907,798 of net loss have been included in the consolidated statements of operations for the year ended December 31, 2021.

Near Intelligence Holdings Inc. and Subsidiaries

Notes to Consolidated Financial Statements

(in $, except per share data and share count)

3 Acquisitions (cont.)

The following table sets forth the components of identifiable intangible assets acquired and their estimated useful lives as of the date of acquisition (in years):

	Fair value	Useful life
Customer relationships	9,614,578	3 years
Software platform	5,622,053	3 years
Total intangible assets	15,236,631

The following unaudited supplemental pro forma combined financial information presents the Company’s combined results of operations for the year ended December 31, 2021 as if the acquisition of UberMedia Inc. had occurred on January 1, 2021. The pro forma financial information is presented for comparative purposes only and is not necessarily indicative of the Company’s operating results that may have occurred had the acquisition of UberMedia Inc. been completed on January 1, 2021. In addition, the unaudited pro forma financial information does not give effect to any anticipated cost savings, operating efficiencies or other synergies that may be associated with the acquisition, or any estimated costs that have been or will be incurred by the Company to integrate the assets and operations of UberMedia Inc.

Year ended December 2021
Revenues	50,110,360
Net loss	(21,422,321)

The unaudited pro forma financial information reflects pro forma adjustments to present the combined pro forma results of operations as if the acquisition had occurred on January 1, 2021 to give effect to certain events the Company believes to be directly attributable to the acquisition. These pro forma adjustments primarily include:

(i)	the elimination of UberMedia Inc. historical depreciation and amortization expense and the recognition of new depreciation and amortization expense;

(ii)	an adjustment to changes in fair value of warrant liabilities which in conjunction with the acquisition was settled at buyout fee as per warrant agreement.

(iii)	an adjustment to present acquisition-related transaction costs and other one-time costs directly attributable to the acquisition as if they were incurred in the earliest period presented; and

(iv)	the related income tax effects of the adjustments noted above, as applicable.

Near Intelligence Holdings Inc. and Subsidiaries

Notes to Consolidated Financial Statements

(in $, except per share data and share count)

4 Cash, cash equivalents and restricted cash

Cash, cash equivalents and restricted cash consist of the following:

	As of December 31,
	2022	2021
Cash and cash equivalents	16,599,897	8,839,402
Restricted cash	44,398,144	110,925
	60,998,041	8,950,327

Restricted cash represents an automatically renewed short-term deposit held with a bank against a corporate credit card for $32,198 as of December 31, 2022. The Company has restricted deposits with a bank against commitment of office premises of $307,373, and $110,925 as of December 31, 2022 and 2021, respectively, which will be released upon vacating the premises leased. Also, with respect to the financing agreement with Blue Torch Finance LLC, the Company deposited $46,000,000 of cash into a restricted escrow account, to be later released upon the satisfaction of certain covenants and merger as specified. For more details refer note to 12. As of December 31, 2022, $44,058,573 is held in the account, which also includes accrued interest thereon.

5 Accounts receivable, net

Accounts receivable, net consists of the following

	As of December, 31
	2022	2021
Accounts receivable	29,429,331	18,833,676
Allowance for credit losses	(3,417,845)	(2,073,836)
Accounts receivable, net	26,011,486	16,759,840

As of December 31, 2022 and 2021, allowance for credit losses represented approximately 12% and 11% of gross accounts receivable respectively.

he following table provides details of the Company’s allowance for credit losses:

	Year ended December 31,
	2022	2021
Opening balance	2,073,836	4,383,573
Additions charged	1,344,009	49,709
Bad debts written off	—	(2,359,446)
Closing balance	3,417,845	2,073,836

Near Intelligence Holdings Inc. and Subsidiaries

Notes to Consolidated Financial Statements

(in $, except per share data and share count)

5 Accounts receivable, net (cont.)

Accounts receivable includes amounts billed to customers as well as unbilled amounts recognized in accordance with the Company’s revenue recognition policies. Unbilled amounts included in trade accounts receivable, net, which generally arise from the performance of services to customers in advance of billings, were $1,817,073 and $1,551,415 as of December 31, 2022 and 2021, respectively.

6 Prepaid expenses and other current assets

Prepaid expenses and other current assets consist of the following:

	As of December 31
	2022	2021
Advanced income and non-income taxes	648,729	676,276
Deposits	349,041	342,157
Prepaid expenses	913,101	743,006
Contract assets	283,772	266,195
Advance to related party (note 28)	1,797,313	—
Promissory note*	686,690	—
Other receivables	284,622	222,669
	4,963,268	2,250,303

*	KludeIn issued a promissory note dated as of November 18, 2022, in the aggregate principal amount of up to $686,690, to the Company to be drawn down in two instalments with $343,345 being the first installment in November 2022. No interest shall accrue on promissory note and these are payable by the KludeIn on the earlier of (a) the date that KludeIn consummates the initial business combination and (b) the date of the liquidation of the KludeIn.

7 Property and equipment, net

The components of property and equipment, net was as follows:

	As of December 31,
	2022	2021
Computers	387,267	269,279
Office equipment	90,111	96,808
Furniture and fixtures	194,715	77,212
Leasehold improvements	2,668	2,956
Servers	12,671,736	12,671,736
Total	13,346,497	13,117,991
Less: Accumulated depreciation and amortization	(8,722,333)	(4,384,968)
Capital work in progress	34,415	—
Total	4,658,579	8,733,023

Depreciation and amortization expense relating to property and equipment amounted to $4,364,448, and $4,359,803 for the years ended December 31, 2022 and 2021 respectively.

Near Intelligence Holdings Inc. and Subsidiaries
Notes to Consolidated Financial Statements
(in $, except per share data and share count)

8 Leases

The Company leases office spaces from various lessors. Some property leases contain extension options exercisable by the Company up to one year before the end of the non-cancellable contract period. The lease agreements do not contain any material residual value guarantees or material restrictive covenants. The components of lease cost for the year ended December 31, 2022 and 2021 are summarized below:

	Year ended December 31,
	2022	2021
Operating lease cost	927,802	636,369
Short-term lease cost	467,726	673,119
Total lease cost	1,395,528	1,309,488

Total lease cost is included under “general and administrative” in the consolidated statements of operations.

Other information — operating leases

	Year ended December 31,
	2022	2021
Weighted-average remaining lease term (in years)	4.38	3.96
Weighted-average discount rate	6.5%	10.1%
Cash paid for amounts included in the measurement of operating lease liabilities	$795,852	$581,641

Right-of-use assets obtained in exchange for operating lease liabilities for the year ended December 31, 2022 was $1,917,196.

The following table reconciles the future undiscounted cash flows of operating leases to the operating lease liabilities recorded on the consolidated balance sheet as of December 31, 2022:

Period range	As of December, 31 2022
0 – 1 years	1,174,592
1 – 2 years	1,240,071
2 – 3 years	1,017,122
3 – 4 years	622,184
4 – 5 years	402,709
After 5 year	302,032
Total undiscounted lease payments	4,758,710
Less: imputed interest	(522,766)
Total lease liabilities	4,235,944

Near Intelligence Holdings Inc. and Subsidiaries
Notes to Consolidated Financial Statements
(in $, except per share data and share count)

9 Intangible assets, net

The amounts allocated to intangible assets from acquisitions includes customer relationships and software. The following table shows the amortization activity of intangible assets:

	As of December 31, 2022			As of December 31, 2021
	Gross carrying amount	Accumulated amortization	Net	Gross carrying amount	Accumulated amortization	Net
Customer relationships	12,585,004	(5,978,395)	6,606,609	9,792,428	(2,492,570)	7,299,858
Software platform	5,622,053	(3,279,532)	2,342,521	5,622,053	(1,405,513)	4,216,540
Non compete agreement	1,830,236	(90,258)	1,739,978
	20,037,293	(9,348,185)	10,689,108	15,414,481	(3,898,083)	11,516,398

On October 3, 2022, the Company entered into an asset purchase agreement with BehaveGuru Pty. Ltd. which is engaged in the business data driven marketing, audience curation and management services. The Company acquired customer contracts, brand name, and a couple of employees. In addition, the agreement also provided for non -competition and non -solicitation for a period of five years and non -disparagement.

The transaction was accounted for as an asset acquisition. The purchase price was AUD 7,170,000 (approximately $4,633,256), which was determined based on the settlement of its existing receivables equivalent to AUD 5,820,000 (approximately$3,808,099) and the remaining balance in cash. Of the total purchase price, $2,803,020 was allocated to customer relationships with a useful life of three years, and $1,830,236 to non-compete agreement with a useful life of five years. No goodwill was recorded, and the Company’s acquisition-related costs were not material.

Amortization expense for the years ended December 31, 2022 and 2021 was $5,456,537 and $3,870,820, respectively.

As of December 31, 2022, the estimated amortization schedule for the Company’s intangible assets for future periods is set out below:

2023	6,407,164
2024	2,570,106
2025	1,070,002
2026	366,047
2027	275,789
Total future amortization expense	10,689,108

Near Intelligence Holdings Inc. and Subsidiaries
Notes to Consolidated Financial Statements
(in $, except per share data and share count)

10 Goodwill

	As of December 31,
A summary of the changes in carrying value of goodwill is as follows:	2022	2021
Opening balance	62,387,725	6,352,720
Goodwill relating to acquisitions consummated during the period	—	56,423,109
Effect of exchange rate changes	(392,967)	(388,104)
Closing balance	61,994,758	62,387,725

11 Other assets

	As of December 31,
Other assets consist of the following:	2022	2021
Strategic investments (see note 26)	2,618,171	2,618,171
Deferred tax assets	84,470	78,370
Contract assets	78,697	380,159
Deposits	100,677	27,044
	2,882,015	3,103,744

12 Borrowings

The Company’s borrowings consist of the following:

	As of December 31,
	2022	2021
Harbert loan, net of debt amortization expenses	—	15,479,975
Blue Torch finance, net of debt amortization expenses	86,758,378	—
BPI France	839,473	1,147,826
CIN Phases	—	932,194
BNP Paribas	748,797	910,160
	88,346,648	18,470,155

Harbert loan

On January 30, 2019, the Company entered into a secured loan arrangement with an unrelated party, Harbert European Specialty Lending Company II S.A.R.L to borrow a loan aggregating to EUR 8,000,000 bearing interest at 12% or one-year EURIBOR screen rate in the form of Facility A — EUR 5,000,000 as cash advance which is repayable in 36 equal monthly installments starting from the end of 9 months interest only period and Facility B — EUR 3,000,000 as working capital facility which is repayable in 36 equal monthly installments starting from the drawdown date. The Company has drawn Facility A — EUR 5,000,000 and Facility B — EUR 1,000,000 on February 2019, Facility B — EUR 1,000,000 on March 2019 and Facility B — EUR 1,000,000 on May 2019. The loan is secured against all of the assets of the Company.

At the loan date itself, the Company also entered into a warrant agreement with the lender, governing the terms and conditions of the warrant. The aggregate number of warrant shares which are capable of issue to Harbert European Specialty Lending Company II S.A.R.L (Holder) on exercise of the subscription rights in full shall be equal to EUR 1,200,000 divided by the strike price of $500 per share.

Near Intelligence Holdings Inc. and Subsidiaries
Notes to Consolidated Financial Statements
(in $, except per share data and share count)

12 Borrowings (cont.)

The subscription price for each of the warrant share shall, at the absolute discretion of the Holder, be satisfied by either:

(a)     the payment in cash for each of the warrant share at the strike price; or

(b)    the exchange of its subscription rights for such number of the warrants calculated using the following formula:

Warrant shares are equal to the number of warrants as per (a) above multiplied by fair value of each warrant share at exercise date less strike price divided by the fair value of each warrant share at exercise date

The warrants are convertible into common stock or any class of new stock issued in a subsequent fundraising.

The warrants are exercisable at any time till 10 years after which the warrants would get expired. The strike price would also be adjusted for down round financing and other standard anti-dilution adjustments.

At the time of exit i.e., sale, sale event or listing as defined in the warrant agreement and the revised constitution of the Company, the holders can exercise conditionally on the exit.

In case of a sale event, if the Holder does not exercise their subscription rights, then the warrants shall lapse. However, for any other exit clauses, warrants will expire only on the 10 year expiry period.

In case of exit event, the Holder is eligible for at least an amount of EUR 1,500,000 in aggregate out of the proceeds of the exit, then the Holder shall have the right to elect to waive all rights under this instrument and instead require the Company to make a cash payment to the Holders of EUR 1,500,000 at the same time as paying proceeds to other stockholders participating in the exit.

Pursuant to an amendment agreement dated February 25, 2021, Harbert European Specialty Lending Company II S.A.R.L has provided additional Facility C for an amount Euro equivalent of $15,000,000 bearing interest at 12% or one-year EURIBOR screen rate, which the Company has drawn Euro equivalent of $5,000,000 on February 2021, Euro equivalent of $5,000,000 on April 2021 and Euro equivalent of $5,000,000 on July 2021. Facility C is repayable in 36 equal monthly installments starting from the end of 6 months interest only period.

The Company also entered into a deed of amendment dated February 25,2021, wherein it provided additional aggregate number of warrant shares which are capable of being issued to Holder on exercise of the subscription rights in full shall be equal to EUR 1,050,000 divided by the strike price of $730 per share.

Further, the deed of amendment dated February 25,2021 provided that in the event that there is an exit, the Holder is eligible for at least an amount of Euro equivalent of $2,500,000 in aggregate out of the proceeds of the exit, then the Holder shall have the right to elect to waive all rights under this Instrument and instead require the Company to make a cash payment to the Holders of the Euro equivalent of $2,500,000 at the same time as paying proceeds to other stockholders participating in the exit.

In April 2022, the Company modified the Harbert loan with below terms:

a) Interest only on all tranches from March 1, 2022 to November 30, 2022.

b) All tranches will begin amortizing on December 1, 2022 with 24 month amortization

c) Payment of 1% additional backend fee of EUR 133,000, payable to Harbert on or before November 30, 2024.

d) $730,000 worth of additional warrants to be issued by the Company to Harbert without any payment from Harbert based on the agreed strike price of $1,050. These warrants have a minimum exit value of EUR 300,000.

Additional warrants due to modification provides that in the event that there is an exit and the Holders following exercise of subscription rights in full would receive an amount less than EUR 300,000 in aggregate out of the proceeds of the exit, then the Holders shall have the right to elect to waive all rights under this Instrument and instead require the Company to make a cash payment to the Holders of EUR 300,000 at the same time as paying proceeds to other stockholders participating in the exit.

On November 3, 2022, the Company entered into a Global Deed of Discharge and Release to settle the facility out of the proceeds received from the Blue Torch finance. Settlement was effected on November 4, 2022 after deferring interest free balance of $1,218,757, to be payable on April 30, 2023. Settlement was accounted as an extinguishment of debt, and accordingly, the facility was derecognized and deferred settlement payment of $1,218,757 is presented under accrued expenses and other current liabilities. As a result of this extinguishment, the Company recorded $2,228,334 of loss on extinguishment of debt (including prepayment fees) in the consolidated statement of operations for the year ended December 31, 2022.

Near Intelligence Holdings Inc. and Subsidiaries
Notes to Consolidated Financial Statements
(in $, except per share data and share count)

12 Borrowings (cont.)

Refer to note 17 for more details for accounting of the above warrants.

BPI France

Through an acquisition in 2020, the Company acquired various unsecured loan arrangements with an unrelated party, BPI France bearing interest ranging from 1.46% to 5.78% and are repayable in a period ranging between 7 to 8 years.

CIN Phase I and Phase II:

Through an acquisition in 2020, the Company acquired two phased debts by BPI France, which is in respect of fulfilment of specified project. The debt is in the nature of interest free aid and was subject to waiver of certain amount provided the Company fulfils the pre-defined conditions. During September, 2022, BPI France waived off outstanding balance of $663,092 and the Company recorded the same as a gain on extinguishment of debt in the consolidated statement of operations for the year ended December 31, 2022.

BNP Paribas

Through an acquisition in 2020, the Company acquired debt under an unsecured loan arrangement with an unrelated party, BNP Paribas, which bears interest at 0.75% for reinforcement of the financial structure for which repayment started from July 2022.

Montage term advances

Through the acquisition of UberMedia Inc. on March 31, 2021, the Company assumed $1,139,935 Term I Advance and $1,094,604 Term II Advance aggregating $2,234,539 in debt from Montage Capital II, L.P.

The Term I Advance and Term II Advance are secured and bear interest at a rate of thirteen percent (13%) per annum.

With respect to the Term I Advance, principal payments of $44,000 begin on April 1, 2021 and each month thereafter, and the remaining outstanding balance of the Term I Advance becomes immediately due on the maturity date of December 31, 2021.

With respect to the Term II Advance, principal payments of $37,000 begin on April 1, 2021 and each month thereafter, and the remaining outstanding balance of the Term II Advance becomes immediately due on the maturity date of August 31, 2021.

On April 20, 2021, the Company prepaid the Montage term advances and as a result of this the Company recorded $466,580 of loss on extinguishment of debt (including prepayment fees) in the consolidated statement of operations for the year ended December 31, 2021.

Paycheck Protection Program (PPP) loan

Through the acquisition of UberMedia Inc. on March 31, 2021, the Company assumed $1,163,081 in debt under the Paycheck Protection Program pursuant to the Coronavirus Aid, Relief, and Economic Security Act (“CARES Act”) through Santa Cruz County Bank. The loan was originally obtained by UberMedia Inc. on April 27, 2020 for an amount of $1,152,910 and the loan is guaranteed by the United States Small Business Administration (“SBA”). Subject to certain limitations, to the extent that the loan is used for payroll, rent, or utilities during the applicable covered period following the disbursement of the loan, the loan may be forgiven by the SBA. Principal and interest payments will be deferred for the first six months from the month PPP is dated. Interest will accrue at 1% during this period. Subject to the eligible forgiveness amount determined by the U.S. Small Business Administration through the Paycheck Protection Program, any remaining principal will be amortized over the remaining term of PPP in equal monthly payments of principal and interest beginning on the seventh month from the month PPP is dated. All remaining principal and accrued interest is due and payable 2 years from the date of first disbursement. PPP loan is accounted for as debt as per the guidance in ASC 470. The Company applied for the forgiveness in November 2020. There was no interest or principal payments due since the Company applied within the deferral period. In June 2021, the Company received a letter dated June 17, 2021 from Santa Cruz County Bank confirming that the Paycheck Protection Program Loan granted pursuant to the CARES Act in the original principal amount together with all accrued interest thereon was forgiven in full. As a result of this forgiveness, the Company recorded $1,173,744 of gain on extinguishment of debt in the consolidated statement of operations for the year ended December 31, 2021.

Near Intelligence Holdings Inc. and Subsidiaries
Notes to Consolidated Financial Statements
(in $, except per share data and share count)

12 Borrowings (cont.)

Deutsche Bank Loan

On April 29, 2022, the Company entered into a facility agreement with an unrelated party, Deutsche Bank AG, London Branch to secure commitment of $30,000,000. The rate of interest is the percentage rate per annum which is the aggregate of the margin of 6.50% per annum and reference rate determined based on Term Secured Overnight Financing Rate (“SOFR”) and if that rate is less than one percent., the reference rate shall be deemed to be one percent. Principal repayment is to begin effective October 31, 2023 on a monthly basis at 5.56% of outstanding principal amount.

On May 13, 2022, the Company borrowed $20,000,000 of the total $30,000,000 facility. As part of the conditions subsequent, in addition to the lender fees, $3,000,000 is agreed as transaction costs which will be reduced from subsequent disbursal, out of which $1,000,000 was shown as deferred finance cost.

On November 3, 2022, the Company entered into a Global Deed of Discharge and Release to settle the facility out of the proceeds received from the Blue Torch finance. Settlement was effected on November 4, 2022 after deferring interest free balance of $2,000,000, to be payable on April 30, 2023. Settlement was accounted as an extinguishment and accordingly the existing facility along with deferred finance cost of $1,000,000 and unpaid finance cost of $3,000,000 as of the settlement date were derecognized and deferred payment of $2,000,000 is presented under accrued expense and other current liabilities. As a result of this extinguishment, the Company recorded $3,592,122 of loss on extinguishment of debt (including prepayment fees) in the consolidated statement of operations for the year ended December 31, 2022.

Blue Torch loan

On November 4, 2022, the Company entered a facility agreement with Blue Torch Finance LLC (as administrative agent and collateral agent) to secure a commitment of $100,000,000 from lenders. Borrowings under the financing agreement accrue interest at a floating rate per annum equal to the adjusted Term SOFR plus 9.75% (subject to a floor set at 3.891% as of the effective date). Interest is payable quarterly and the borrowing under the financing agreement is scheduled to mature on November 4, 2026.

Under the terms of the financing agreement, the Company established a controlled account into which $46,000,000 of the proceeds of the total funded amount of the term loans were deposited. Upon the satisfaction of certain conditions (including no default or event of default existing and the Company maintaining the first lien leverage ratios specified in the financing agreement), the Company may request these funds to be released. Upon the occurrence and continuance of any event of default or if the De-SPAC Mergers do not occur on or prior to March 31, 2023 (or such later date as may be agreed by the administrative agent in its sole discretion), then the funds may be released and applied to prepay the loans. As of December 31, 2022, the Company has withdrawn $2,000,000 out the controlled account.

The Blue Torch credit facility is subject to certain financial covenants of leverage ratio and liquidity as specified in the financing agreement. As of December 31, 2022, the Company is in compliance with the financial covenants.

On November 4, 2022, the Company utilized $34,993,903 out of total $100,000,000 facility towards repayment of existing Deutsche Bank loan and Harbert loan facilities and $15,191,125 was disbursed to one of the Company’s bank accounts for general corporate purposes, net of transaction costs.

In connection with the financing agreement, the Company also granted warrants to the lenders which are exercisable for an aggregate of 9,660 shares of the Company’s common stock at $0.001 per share. The warrants are exercisable at any time until 10 years after which the warrants would get expired. The strike price would also be adjusted for down round financing and other standard anti-dilution adjustments.

Near Intelligence Holdings Inc. and Subsidiaries
Notes to Consolidated Financial Statements
(in $, except per share data and share count)

12 Borrowings (cont.)

In lieu of payment for warrant at the time of exercise, it can be cashless exercised. In which case, the Company shall issue to the holder such number of fully paid and non-assessable shares as are computed using the following formula:

X = Y(A-B)/A

where:

X = the number of shares to be issued to the holder;

Y = the number of shares with respect to which warrant is being exercised;

A = the fair market value of one share; and

B = the warrant price

If shares are then traded, the fair market value of a share shall be the average of the closing price for the five trading days immediately preceding. If shares are not then traded, the fair market value of a share shall be as determined jointly by the board of directors of the Company and the holder, each acting in good faith. The fair market value in the case of an exercise in connection with an Acquisition or the de-SPAC Merger shall be the consideration paid per share in such Acquisition or the de-SPAC Merger, as applicable.

At any time on the earlier to occur of two years from the date of issuance or the occurrence of certain default and indebtedness-based triggers, each holder shall be entitled to require the Company to purchase all of its outstanding warrants at an aggregate price equal to (x) the total number of outstanding warrants by each holder, divided by (y) the aggregate number of warrants outstanding, multiplied by (z) $10 million.

Refer to note 17 for more details for accounting of the above warrants.

As of December 31, 2022, the aggregate maturities of long-term borrowings are as follows:

Annual Maturities
2023	2,783,060
2024	539,954
2025	380,966
2026	100,129,028
Total: aggregate maturities of long-term borrowings	103,833,008
Less: carrying value of unamortized borrowings financing costs	(15,486,360)
Net maturities of long-term borrowings	88,346,648
Less: current portion of long-term borrowings	(2,783,060)
Long-term borrowings	85,563,558

Near Intelligence Holdings Inc. and Subsidiaries
Notes to Consolidated Financial Statements
(in $, except per share data and share count)

13 Accrued expenses and other current liabilities

Accrued expenses and other current liabilities consist of the following:

	As of December 31,
	2022	2021
Accrued expenses	8,159,000	3,276,686
Deferred revenue	2,806,796	2,171,668
Accrued employee cost	1,579,960	578,601
Short-term borrowing from related party (note 28)	2,119,807	—
Deferred settlement*	3,218,757	—
Statutory liabilities	2,075,655	1,195,958
Retirement benefits (note 15)	44,493	44,277
	20,004,468	7,267,190

*	In connection with settlement of Harbert loan facility and Deutsche Bank loan facility, the Company deferred payment of $1,218,757 and $2,000,000 for Harbert loan facility and Deutsche Bank loan facility respectively. Refer to note 12 for more details.

14 Stock based compensation

Employee Stock Option Plan 2014 (“ESOP 2014”)

Prior to reorganization, Near Pte. Ltd. adopted the ESOP 2014, under which the stock based awards such as options may be granted to employees, Directors and advisors on such terms as may be approved by the Board of directors. The Company has granted stock options to its eligible employees, Directors and advisors, which are convertible into equivalent number of common stock once exercised. Upon vesting, the respective person can acquire common stock as per their respective grant letter.

Options granted under this plan are exercisable up to 10 years after the options are vested. Options issued to employees under this plan vest typically over a four year period and is contingent upon continued employment on each vesting date. In general, options granted vest 25% after the first year of service and ratably each quarter over the remaining 12 quarter period.

The estimated fair value of stock options granted to employees was determined using the Black-Scholes option pricing model with the following weighted-average assumptions for the year ended December 31,2021:

2021
Expected dividend yield	0.00%
Expected volatility	52.60%
Risk-free interest rate	2.41%
Expected average life of options (in years)	9 Years

Near Intelligence Holdings Inc. and Subsidiaries
Notes to Consolidated Financial Statements
(in $, except per share data and share count)

14 Stock based compensation (cont.)

Expected volatility — Volatility is a measure of the amount by which a financial variable such as a share price has fluctuated (historical volatility) or is expected to fluctuate (expected volatility) during a period. As the Company does not yet have sufficient history of its own volatility, the Company has identified several public entities of similar complexity and stage of development and calculates historical volatility using the volatility of these companies.

Risk-free interest rate — This rate is based on the yield on a US government zero-coupon bond, having a term that most closely resembles the expected life of the option.

Expected term — This is the period of time that the options granted are expected to remain unexercised. Options granted have a maximum term of ten years. The Company uses the simplified method to calculate the average expected term, which represents the average of the vesting period and the contractual term.

Expected dividend yield — Expected dividend yield is zero percent, as no dividend has been paid and the Company does not anticipate paying dividends on its common stock.

A summary of stock option activity during the years ended December 31, 2021 is set out below:

	Years Ended December 31, 2021
	Number of options	Weighted average exercise price	Weighted average remaining contractual life (years)	Aggregate intrinsic value
Outstanding at January 1	41,862.299	$5.06	9.62	$1,988,967
Granted	13,185.400	429.47
Forfeited	(4,983.894)	(10.88)
Exercised	(29,876.229)	(2.13)
Outstanding at December 31	20,187.576	285.17	11.61	1,164,204
Vested and exercisable as of December 31, 2021				6,626.813
Weighted average grant-date fair value of options granted during the period				$60

Cash received by the Company upon the exercise of stock options during the years ended December 31, 2021 amounted to $60,562.

Effective as of April 1, 2022, each option award granted under the ESOP 2014 (whether any portion is a vested or unvested) is cancelled for no consideration without a concurrent replacement award (restricted stock units) as the terms of the restricted stock units awards including number of awards and related vesting conditions were not finalized. Therefore, the cancellation transaction was accounted for as a repurchase for no consideration. Previously unrecognized compensation cost for unvested options of $556,494 was recognized at the cancellation date of April 1, 2022.

No stock options were granted and no stock options were exercised for the period for January 1, 2022 up to the cancellation date. As of the cancellation date, the options outstanding were 20,187.576 out of which vested options were 6,658.063. Options outstanding had weighted average exercise price of $285.17, the weighted average remaining contractual life of options outstanding was 11.37 years, aggregate intrinsic value of options outstanding were $19,646,241, the aggregate intrinsic value of options outstanding and exercisable was $8,301,210 and weighted average remaining requisite vesting period was 2.92 years.

The aggregate intrinsic value of options is determined as the difference between the exercise price of the options and the estimated fair value of the common stock as of each period end.

The total stock-based compensation cost recognized for the years ended December 31, 2022 and 2021 is $603,882 and $77,020, respectively.

Near Intelligence Holdings Inc. and Subsidiaries
Notes to Consolidated Financial Statements
(in $, except per share data and share count)

14 Stock based compensation (cont.)

2022 Employee Restricted Stock Unit Plan (“RSU Plan”)

During the year ended December 31, 2022, the Company implemented the RSU plan to issue such number of restricted stock units (“RSUs”), not exceeding 105,000.000 stock units at such price and on such terms and conditions as may be fixed or determined by the management.

On May 12, 2022, the Company has granted RSUs at fair market value at the grant date under the RSU plan. Each RSU represents the right to receive one share of the Company’s common stock. The RSUs granted typically have graded vesting schedules of four years from the respective grantee’s original service joining date with first cliff vesting at March 31, 2023 and remaining ratably 6.25% each quarter with an exception of certain RSU awards which are fully vested at the grant date itself. RSUs are subject to the grantee’s continued service relationship with the Company through each such vesting date except for fully vested RSUs given to grantee’s on the grant date. Though, some of the RSU’s are fully vested from an accounting perspective as there is no underlying service vesting condition but the shares of common stock would be legally allotted to the grantees at cliff vesting date of March 31, 2023 and ownership rights would be with the grantees from that date itself.

The summary of RSUs activity for the year ended December 31, 2022 is set out below:

	Year ended December 31, 2022
	Number of shares	Weighted average grant date fair value per share*

Granted	52,120.000	1,392.20
Vested pending settlement	(44,706.000)	1,397.51
Forfeited	(1,446.000)	1,397.51
Unvested units as of December 31, 2022	5,968.000	1,351.15

*	The fair value of RSUs is estimated based on the fair value of the Company’s common stock which is referenced to Company’s recent merger transaction (Note 1) which reflects a pre-money enterprise value as at the grant date.

During the year ended December 31, 2022, total RSU’s vested from an accounting perspective were 44,706.000, of which approximately 8,719.944 units will be withheld for statutory tax withholding requirements as issuance would be done on a net basis. This tax settlement and shares in common stock would be allotted by the Company on March 31, 2023 and the final tax truing up adjustment would be done at that date itself.

Total compensation cost for RSUs amounted to $65,871,147, which included $61,709,849 towards fully vested RSUs for the year ended December 31, 2022.

As of December 31, 2022, the total remaining unrecognized stock-based compensation cost for unvested RSUs amounted to $4,669,583, which will be recognized over the weighted average remaining requisite vesting period of 1.18 years.

Near Intelligence Holdings Inc. and Subsidiaries
Notes to Consolidated Financial Statements
(in $, except per share data and share count)

14 Stock based compensation (cont.)

Stock-based compensation expense for the stock options and RSUs, has been recorded as follows:

	Year ended December 31, 2022
	2022	2021

Cost of revenue	896,511	—
Product and technology	5,892,394	(98,487)
Sales and marketing	4,998,640	10,217
General and administrative	54,687,484	165,290
	66,475,029	77,020

15 Retirement benefits

The Company has employee benefit plans in the form of certain statutory and other programs covering its employees.

Defined benefit plan (Unfunded)

In accordance with Indian law, the Company provides a defined benefit retirement plan (the “Gratuity Plan”) covering substantially all of its Indian employees. The Gratuity Plan provides a lump-sum payment to vested employees upon retirement or termination of employment in an amount based on each employee’s salary and duration of employment with the Company. The Gratuity Plan benefit cost for the year is calculated on an actuarial basis. The Company contributes the required funding for all ascertained liabilities to the Gratuity Plan. There is no plan asset against the defined benefit plan.

The following table sets forth the amounts recognized in the Company’s consolidated financial statements based on actuarial valuations carried out as of December 31, 2022 and 2021:

	Year ended December 31,
	2022	2021
Change in benefit obligation
Projected benefit obligation at the beginning	230,588	205,139
Interest costs	11,676	10,174
Service costs	52,170	49,243
Actuarial gain	(31,227)	(14,553)
Benefits paid	(6,602)	(14,634)
Effect of exchange rate changes	(23,827)	(4,781)
Projected benefit obligation at the end	232,778	230,588

Amounts recognized in the consolidated balance sheets consist of:
Current liabilities (recorded under accrued expenses and other current liabilities)	44,493	44,277
Non-current liabilities (recorded under other liabilities)	188,285	186,311
Unfunded amount recognized	232,778	230,588

Near Intelligence Holdings Inc. and Subsidiaries
Notes to Consolidated Financial Statements
(in $, except per share data and share count)

15 Retirement benefits (cont.)

Net defined benefit plan costs include the following components for:

	Year ended December 31,
	2022	2021
Interest costs	11,676	10,174
Service costs	52,170	49,243
Actuarial gain	(31,227)	(14,553)
Total	32,619	44,864

The Company estimates that it will pay $38,780 in fiscal 2023 related to contributions to defined benefit plans.

The principal assumptions used in determining gratuity for the Company’s plans are shown below:

	As of December 31,
	2022	2021
Discount rate	7%	5%
Rate of increase in compensation per annum	15%	15%
Retirement age (in years)	58	58

The Company evaluates these assumptions based on projections of the Company’s long-term growth and prevalent industry standards.

The expected benefit plan payments set forth below reflect expected future service:

Year ending December 31,	Amounts
2023	38,780
2024	38,166
2025	37,111
2026	34,401
2027	33,544
Thereafter	95,701
277,703

The Company’s expected benefit plan payments are based on the same assumptions that were used to measure the Company’s benefit obligations as of December 31, 2022.

Defined contribution plans

The Company makes contributions, determined as a specified percentage of employee salaries, in respect of qualifying employees towards defined contribution schemes. For the year ended December 31, 2022 and 2021, the Company contributed $73,031 and $44,755, respectively, to defined contribution plans in India.

16 Other liabilities

	As of December, 31
	2022	2021
Other liabilities consist of the following:
Deferred income tax liabilities	2,221	4,210
Deferred revenue	540,594	—
Retirement benefits (note 15)	188,285	186,311
	731,100	190,521

Near Intelligence Holdings Inc. and Subsidiaries
Notes to Consolidated Financial Statements
(in $, except per share data and share count)

17 Warrant liabilities

In connection with the Harbert loan, the Company granted the lender, warrants equal to EUR 1,200,000 divided by the strike price of $500 per share (Tranche 1) and with respect to the additional facility dated February 25, 2021 additional warrants were granted equal to EUR 1,050,000 divided by the strike price of $730 per share (Tranche 2). Further, on April 29, 2022 additional warrants were granted equal to $730,000 divided by the strike price of $1,050 per share (Modified Warrants).

Tranche 1 and Tranche 2 warrant holders are guaranteed a minimum payout of EUR 2,500,000 (or $463 and $676 per warrant) in a scenario when equity share value falls below $963 and $1,406 and are guaranteed a minimum payout of EUR 1,500,000 (or $625 per warrant) in a scenario when equity share value falls below $1,125. Modified Warrants have a minimum exit value of EUR 300,000.

Further, in connection with the financing agreement with Blue Torch Finance LLC, the Company granted warrants to lenders which are exercisable for an aggregate of 9,660 shares of the Company’s common stock at $0.001 per share.

The Warrant has been treated as a liability whereby the value of the Warrant is estimated at the date of grant and recorded as a liability and as a discount on the loan facility. The warrant liability is revalued to fair value at each reporting date with the corresponding earnings (loss) reflected in the consolidated statements of operations as a change in fair value of warrant liability. The discount is amortized ratably through the original maturity date and each of the extended maturity dates.

The estimated fair value of the Company’s warrant liabilities, all of which are related to the detachable warrants issued in connection with the loan facilities, were estimated using a closed-ended option pricing model utilizing assumptions related to the contractual term of the instruments, estimated volatility of the price of the Company’s common stock and current interest rates.

A comparison of the assumptions used in calculating estimated fair value of such warrant liabilities as of December 31, 2022 and 2021 is as follows:

	As of December, 31
	2022	2021
Volatility	85.0% - 91.8%	58.0%
Risk-free rate	3.8% - 3.9%	0.22%
Contractual term (years)	6.1 - 9.9	0.58
Exercise price	500 - 1,512	963 – 1,406
Number of warrants in aggregate	14,961.265	4,606.027

Refer to note 25 for details on fair valuation methodology and summary of the changes in fair value.

18 Redeemable convertible preferred stock

On March 31, 2021, the Company issued 66,140.480 Series U Preferred stock amounting to $69,339,742 as purchase consideration to acquire 100% of the outstanding equity interests in UberMedia (see note 3). The preferred stock issuance costs were not material.

Near Intelligence Holdings Inc. and Subsidiaries
Notes to Consolidated Financial Statements
(in $, except per share data and share count)

18 Redeemable convertible preferred stock (cont.)

As of December 31, 2022 and 2021, the Company’s redeemable convertible preferred stock consisted of the following:

As of December 31, 2022 and 2021

	Authorized $0.0001 par value	Shares issued and outstanding	Issuance price per share	Per share conversion price	Aggregate redemption amount	Carrying value
Series A	95,418.000	95,418.000	62.8	62.8	11,987,196	9,814,725
Series B	49,635.000	49,635.000	377.8	377.8	37,500,000	32,074,289
Series C	4,910.000	4,909.756	1,018.4	1,018.4	10,000,000	8,412,280
Series D	91,195.000	91,194.915	666.7	666.7	121,000,000	87,189,092
Series U	66,141.000	66,140.480	1,048.4	1,048.4	72,558,109	69,926,851
	307,299.000	307,298.151			253,045,305	207,417,237

The characteristics of the Company’s redeemable convertible preferred stock are as follows:

Dividend

The holders of all the series shall be entitled to receive on a pari-passu basis except the holders of Series D preferred stock, who shall be entitled to receive in priority to the Series A, Series B, Series C and Series U holders, non-cumulative dividends in preference to any dividend on common stock at the rate of 8% of the original issue price per annum, whenever funds are legally available and when, as and if declared by the board. No dividend shall be declared or paid on the common stock or any of them unless dividend have been declared and paid on the preferred stock.

Voting rights

Each holder of preferred stock is entitled to the number of votes equal to the number of shares of common stock into which the shares of preferred stock held by such holder could be converted as of the record date.

Conversion rights

Holders of preferred stock shall be entitled to convert all or any of the preferred stock into fully paid common stock at any time at the conversion ratio of one common stock for every one preferred stock.

Liquidation preference

In the event of liquidation, dissolution, winding up, any transaction resulting in loss of majority voting powers or control of the board of directors or sale, lease, license or other transfer of 50% or more of the Company’s assets (“Liquidation event”), first to the holders of Series D preferred stock, second to the holders of Series A Preferred stock, Series B Preferred stock, Series C Preferred stock and Series U Preferred stock on a pari passu basis and third, to the holders of common stock and the electing stockholders in the event such electing stockholders have elected to give up their right to receive the preference amount.

Near Intelligence Holdings Inc. and Subsidiaries
Notes to Consolidated Financial Statements
(in $, except per share data and share count)

18 Redeemable convertible preferred stock (cont.)

Such holders shall be paid an amount equal to (a) in the repayment of investment amount (based on, Series A, Series B, Series C, Series D and Series U original issue price) together with any arrears of any declared but unpaid non-cumulative dividend calculated to the date of payment over holders of common stock; and (b) any remaining liquidation proceeds after above payments, shall be distributed amongst all the stockholders (including the holders of preferred stock) in proportion to their respective stockholding.

If upon a liquidation event, the assets of the Company legally available for distribution to the holders of the preferred stock are insufficient to permit the payment to such holders of the full liquidation preference amount, then the entire assets of the Company legally available for distribution shall be distributed among all the holders of preferred stock in proportion to the liquidation preference such holders would otherwise be entitled to receive.

Anti-dilution rights

The Conversion price of the preferred stock will be subject to adjustment on a broad-based weighted average basis in the event that the Company issues additional shares at a purchase price less than the then current conversion price.

In fiscal year 2019, the Company issued 2,280.000 number of warrants to Series C preferred stockholders to purchase 2,280.000 of the Company’s fully paid common stock (i.e., 1:1) at an exercise price of $10 per share as a settlement of down round/anti-dilution adjustment triggering from issue of Series D preferred stock. Warrants given to the Series C Holders gave them the same benefit that they could have derived on downward adjustment to the conversion price i.e., effectively there is no gain/loss position from change in the legal form of the instrument (preferred stock to warrants). In accordance with ASC Subtopic 815-10, the warrants are deemed legally detachable and separately exercisable from the preferred stock and, thus, accounted for as a freestanding instrument. furthermore, as the number of shares to be purchased by preferred stockholders are fixed, the warrants are considered indexed to the Company’s own share as it also meets the additional conditions set forth in ASC 815-40-25-7 through 38. Accordingly, these warrants are equity classified and recognized under additional paid in capital. These are initially measured in relation to the underlying Series C preferred stock. During the year ended December 2022, the holders of these warrants exercised their rights in whole by making payment of contractual exercise price amount.

Redemption

The holders of redeemable convertible preferred stock have no voluntary rights to redeem their shares. The redeemable convertible preferred stock have deemed liquidation provisions which require the shares to be redeemed upon a change in control or deemed liquidation event as defined above. Further, subject to the priority in redemption of Series D Preferred stock, all the preferred stockholders have a redemption right on or before the expiry of 4 years from the issue date or 31 May 2023, whichever is later (Exit Period), in the event that the initial public offering or strategic sale has not occurred during that exit period. Such right shall only be exercised subject to the fulfilment of conditions of the applicable law. Although the redeemable convertible preferred stock are not mandatorily or currently redeemable, a Liquidation event or non-occurrence of initial public offering would constitute a redemption event outside the Company’s control. As a result of these liquidation features, all shares of redeemable convertible preferred stock have been classified outside of stockholders’ deficit on the consolidated balance sheets.

Accretion of redeemable convertible preferred stock

The Company records its redeemable convertible preferred stock at the amount of cash proceeds received (which also approximates fair value) on the dates of issuance, net of issuance costs except Series U preferred stock which were issued as consideration for acquisition of UberMedia Inc. and initially recorded at its fair value on the acquisition date. Since the preferred stock are not currently redeemable, but are probable of becoming redeemable at the option of the preference stockholders at a future date, the Company accretes the carrying amount of its redeemable convertible preferred stock to equal the redemption value at the end of each reporting period using the interest method. The accretion is charged against accumulated deficit. The redemption value of the redeemable convertible preferred stock in relation to Series A, Series B, Series C and Series D Preferred stock, are a USD equivalent of 2 times of the respective investment amount, plus any declared but unpaid dividends on the relevant preferred stock and in relation to Series U Preferred stock, a USD equivalent of 1.5 times of the investment amount, plus any declared but unpaid dividends on the Series U preferred stock.

Near Intelligence Holdings Inc. and Subsidiaries
Notes to Consolidated Financial Statements
(in $, except per share data and share count)

18 Redeemable convertible preferred stock (cont.)

The Company received a letter of intent dated August 26, 2021 from KludeIn I Acquisition Corp., a Delaware blank check company, for the potential business combination which would result in a qualified IPO position ultimately. Pursuant to this transaction, the Company determined that it is more than remote that a qualified IPO will occur before a redemption feature becomes exercisable. Accordingly, the Company did not accrete redeemable convertible preferred stock in accordance with ASC 480-10-S99-3A for the period after August 26, 2021 in fiscal year 2021. Subsequently, on May 18, 2022, the Company and KludeIn Acquisition Corp. entered into an agreement and plan of merger that will transform the Company in a public company.

19 Common stock

The authorized capital stock of the Company consists of five hundred thousand (500,000.000) shares, which consist of (i) one hundred ninety-two thousand seven hundred one (192,701.000) shares of common stock, $0.0001 par value, and (ii) an aggregate of three hundred seven thousand two hundred ninety-nine (307,299.000) shares of five series of preferred stock, $0.0001 par value, consisting of ninety-five thousand four hundred and eighteen (95,418.000) shares of Series A preferred stock, $0.0001 par value; forty-nine thousand six hundred thirty-five (49,635.000) shares of Series B preferred stock, $0.0001 par value; four thousand nine hundred ten (4,910.000) shares of Series C preferred stock, $0.0001 par value; ninety-one thousand one hundred ninety-five (91,195.000) shares of Series D preferred stock, $0.0001 par value; and sixty-six thousand one hundred forty-one (66,141.000) shares of Series U preferred stock, $0.0001 par value.

The holders of common stock are entitled to receive dividends as declared from time to time and are entitled to one vote per share at meetings of the Company. In the event of liquidation, the holders of common stock are eligible to receive the remaining assets of the Company after distribution to holders of preferred stock based on their liquidation preference. The common stockholders have no preemptive, subscription, redemption or conversion rights.

As of December 31, 2022 and 2021, 77,057.894 and 71,963.894 shares of common stock were issued and outstanding, respectively.

The following table summarizes the Company’s common stock reserved for future issuance on an as-converted basis:

	As of December, 31
	2022	2021
Conversion of outstanding redeemable convertible preferred stock	307,298.151	307,298.151
Stock options issued and outstanding	—	20,187.576
Restricted stock units (vested pending settlement and unvested)	50,674.000	—
Warrants	14,961.265	6,886.027
Remaining shares available for future issuance under the ESOP Plan	—	101,457.955
Remaining shares available for future issuance under the RSU Plan	33,008.690	—

Near Intelligence Holdings Inc. and Subsidiaries
Notes to Consolidated Financial Statements
(in $, except per share data and share count)

20 Revenue

The Company primarily derive subscription based revenue from customers’ access to its cloud based data intelligence platform. The customers use the platform to obtain actionable market intelligence in order to execute their digital marketing campaigns.

The following table summarizes revenue by the Company’s service offerings:

	Year ended December 31,
	2022	2021
Core Subscription Revenue	51,862,758	38,940,524
Sale of operational products recognized point in time	7,883,013	6,380,151
	59,745,771	45,320,675

Disaggregation of revenue

The following table shows the disaggregation of revenue by geographic areas, as determined based on the country location of its customers:

	Year ended December 31,
	2022	2021
Australia	4,567,608	4,170,115
France	12,022,258	6,601,755
India	103,900	371,475
Japan	309,063	199,695
Singapore	402,747	738,226
UAE	390,767	653,298
United Kingdom	1,558,806	2,334,095
United States	39,174,040	28,998,625
Others	1,216,582	1,253,391
	59,745,771	45,320,675

There were two customers that individually represented 30.0% and 16.1% of the Company’s revenue for the year ended December 31, 2022 and two customers that individually represented 61.4% and 10.8% of the Company’s accounts receivable balance as of December 31, 2022.

There was one customer that individually represented 29.5% of the Company’s revenue for the year ended December 31, 2021 and three customers that individually represented 32.1%, 14.1% and 11.7% of the Company’s accounts receivable balance as of December 31, 2021.

Near Intelligence Holdings Inc. and Subsidiaries
Notes to Consolidated Financial Statements
(in $, except per share data and share count)

20 Revenue (cont.)

Deferred revenue

Deferred revenue consists of customer billings in advance of revenue being recognized from the Company’s subscription services arrangements. The following table summarizes the changes in the balance of deferred revenue during the periods:

	Year ended December 31,
	2022	2021
Balance at beginning of the period	2,171,668	249,804
Add: Billings	8,086,620	4,553,356
Add: Acquired in business combination	—	1,874,182
Less: Revenue recognized*	(6,923,927)	(4,502,956)
Less: foreign exchange loss	13,029	(1,998)
Balance at end of the period	3,347,390	2,171,668

*	includes revenue recognized of $ 2,106,485 and $ 249,084 for the year ended December 31, 2022 and 2021, respectively that was included in the deferred revenue balance at the beginning of the period.

Contract assets

Contract assets represent a conditional right to consideration for satisfied performance obligations that become a receivable when the conditions are satisfied. Contract assets are generated when contractual billing schedules differ from the timing of revenue recognition or cash collection and are included in “prepaid expenses and other current assets” and “other assets” in the consolidated balance sheets.

21 Interest expense, net

	Year ended December 31,
	2022	2021
Interest expense, net consists of the following:
Interest expense:
Interest on loans	6,174,086	2,821,388
Finance cost to related party	57,897	—
Interest income:
Deposits and short term investments	53,561	153,988
Finance income from related party	19,638	—
	6,158,784	2,667,400

22 Other income, net

	Year ended December 31,
	2022	2021
Income from marketable securities	11,644	21,077
Other	657,087	408,160
	668,731	429,237

Near Intelligence Holdings Inc. and Subsidiaries
Notes to Consolidated Financial Statements
(in $, except per share data and share count)

23 Income taxes

The Company is subject to United States federal and state as well as other foreign income taxes.

The income tax expense consists of the following:

	Year ended December 31,
	2022	2021
Current:
Federal	—	4,316
State	17,551	5,755
Foreign	495,058	287,682
Total current	512,609	297,753
Deferred:
Federal	—	—
State	—	—
Foreign	(13,442)	7,603
Total provision	499,167	305,356

The reconciliation of the statutory income tax rate to the Company’s effective tax rate are as follows:

	Year ended December 31,
	2022	2021
U.S federal statutory income tax rate (a)	21.0%	17.0%
Valuation allowance	(17.3)%	(15.4)%
Non-deductible expenses	(0.2)%	(3.6)%
Stock based compensation	(5.0)%	—
Credits	0.4%	—
Internal restructuring	—	(0.3)%
Foreign rate differential	(0.5)%	0.8%
State and local income taxes, net of federal benefit	2.2%	—
Others	(1.1)%	—
Effective tax rate	(0.5)%	(1.5)%

(a)	The statutory income tax rates used are U.S. and Singapore for the years ended December 31, 2022 and 2021, respectively, which represents the Company’s country of domicile during the respective year.

Near Intelligence Holdings Inc. and Subsidiaries
Notes to Consolidated Financial Statements
(in $, except per share data and share count)

23 Income taxes

The significant components of the Company’s deferred tax assets and liabilities are as follows:

	As of December 31,
	2022	2021
Deferred tax assets:
Net operating loss carryforwards	18,495,760	13,109,201
Stock based compensation	10,142,989	—
Accrued expenses	63,627	—
Interest limitation	1,626,806	—
R&D and other tax credit carryforwards	3,275,931	2,916,264
Operating lease liabilities	235,782	324,503
Retirement benefits	—	58,034
Property and equipment	—	341
Others	325,324	462,697
Total deferred tax assets	34,166,219	16,871,040
Valuation allowance	(33,046,626)	(14,063,564)
Total deferred tax assets, net of valuation allowance	1,119,593	2,807,476

Deferred tax liabilities:
Depreciation and amortization	(820,603)	(2,423,334)
Operating lease right-of-use assets	(216,741)	(305,772)
Marketable securities	—	(4,210)
Total deferred tax liabilities	(1,037,344)	(2,733,316)
Net Deferred tax assets	82,249	74,160

Near Intelligence Holdings Inc. and Subsidiaries
Notes to Consolidated Financial Statements
(in $, except per share data and share count)

23 Income taxes (cont.)

	As of December 31,
Classified as	2022	2021
Deferred income tax assets	84,470	78,370
Deferred income tax liabilities	2,221	4,210

In assessing the realizability of deferred tax assets, management considers whether it is more likely than not that some portion or all of the deferred tax assets will not be realized. The ultimate realization of deferred tax assets is dependent upon the generation of future taxable income during the periods in which those temporary differences become deductible. Based upon the analysis of federal and state deferred tax balances, future tax projections and availability of taxable income in the carryback period, the Company recorded a valuation allowance against the Federal, state and international deferred tax assets of $33,046,626 as of December 31, 2022.

As of December 31, 2022, the Company has federal net operating losses of $50,435,271, state net operating losses of approximately $62,000,000 and foreign net operating losses of approximately $28,000,000. The Federal and state net operating losses begin to expire in 2030. The foreign net operating losses will carryforward indefinitely. Of the $50,435,271 of the total federal net operating losses, approximately $22,000,000 was generated after December 31, 2017 and will carry forward indefinitely but is subject to an 80% income limitation.

At December 31, 2022, the Company had federal and state research tax credit carryforwards of $3,763,076 and $1,090,913, respectively. Federal credit carryforwards will start to expire in 2029 and state credit carryforwards do not expire.

At December 31, 2022 and 2021, the Company recorded $1,456,197 and $1,302,053 respectively, of unrecognized tax benefits. The Company’s policy is to recognize interest and penalties related to uncertain tax positions, if any, in the income tax provision. During the years ended December 31, 2022 and 2021, the Company recognized no interest and penalties related to uncertain tax positions.

The total amount of unrecognized tax benefits that, if recognized, would affect the effective tax rate as of December 31, 2022 is Nil, due to the valuation allowance that would otherwise be recorded on the deferred tax asset associated with the recognized position.

.The tax years ended December 31, 2019 through December 31, 2022 remain open to examination by the Internal Revenue Service and California Franchise Tax Board. In addition, the utilization of net loss carryforwards are subject to Federal and State review for the periods in which those net losses were incurred. The Company is not under audit by any taxing jurisdictions at this time.

Utilization of the net operating loss and research tax credit carryforwards may be subject to an annual limitation based on changes in ownership, as defined by Section 382 and 383 of the Internal Revenue Code of 1986, as amended. The Company has done a preliminary Section 382 study and has determined that $30,300,000 of the state net operating losses will be permanently impaired due to the limitations.

Near Intelligence Holdings Inc. and Subsidiaries
Notes to Consolidated Financial Statements
(in $, except per share data and share count)

23 Income taxes (cont.)

The Inflation Reduction Act was passed in August 2022, providing significant incentives for businesses to become more energy efficient by extending, increasing or expanding credits applicable to the production of clean energy and fuels as well as other provisions. These changes did not have a material impact on the tax provision of the Company.

24 Net loss per share attributable to common stockholders

The following table sets forth the computation of basic and diluted net loss per share attributable to common stockholders:

	Year ended December 31,
	2022	2021
Net loss attributable to common stockholders	(104,221,432)	(21,055,599)
Less: Accretion to preferred stock redemption value	—	(13,463,002)
	(104,221,432)	(34,518,601)
Weighted-average number of shares outstanding used to compute net loss per share attributable to common stockholders, basic and diluted	96,835.154	63,992.300
Net loss per share attributable to common stockholders, basic and diluted	(1,076.28)	(539.42)

The following outstanding shares of potentially dilutive securities were excluded from the computation of diluted net loss per share because including them would have had an anti-dilutive effect:

	As of December 31,
	2022	2021
Redeemable convertible preferred stock	307,298.151	307,298.151
Stock based compensation	—	20,187.576
Unvested restricted stock units	5,968.000	—
Warrants	14,961.265	6,886.027
Total	328,227.416	334,371.754

Near Intelligence Holdings Inc. and Subsidiaries
Notes to Consolidated Financial Statements
(in $, except per share data and share count)

25 Fair value measurements

The Company measures certain financial assets and liabilities, including derivative instruments, at fair value on a recurring basis. The fair value measurements of these financial assets and liabilities were determined using the following inputs as of December 31, 2022 and 2021:

	As of December 31, 2022
	Fair value measurements at reporting date using
	Quoted prices in active markets for identical assets	Significant other observable inputs	Significant other unobservable inputs	Total
	(Level 1)	(Level 2)	(Level 3)
Liabilities
Warrant liabilities(b)	—	—	16,765,776	16,765,776

	As of December 31, 2021
	Fair value measurements at reporting date using
	Quoted prices in active markets for identical assets	Significant other observable inputs	Significant other unobservable inputs	Total
	(Level 1)	(Level 2)	(Level 3)
Assets
Marketable securities(a)	260,417	—	—	260,417
Liabilities
Warrant liabilities(b)	—	—	5,376,932	5,376,932

(a)	Warrant liabilities

The fair value of the warrant liabilities, which are related to the detachable warrants issued in connection with the Harbert loan, were estimated using a closed-ended option pricing model utilizing assumptions related to the contractual term of the instruments, estimated volatility of the price of the Company’s common stock and current interest rates.

(b)	The fair value of the marketable securities are valued using the closing NAV.

The following table presents the changes in fair value of warrant liabilities:

	Year ended December 31,
	2022	2021
Liability at beginning of the period	5,376,932	2,436,998
Additions	12,179,537	1,399,039
Change in fair value(1)	(790,693)	1,540,895
Liability at end of the period	16,765,776	5,376,932

(1)	Changes in the fair value of warrant liabilities are reported in the consolidated statements of operations. The Company has determined that no adjustments to the fair values of its instruments recorded under the fair value option for instrument-specific credit risk were required at December 31, 2022 and 2021.

Near Intelligence Holdings Inc. and Subsidiaries
Notes to Consolidated Financial Statements
(in $, except per share data and share count)

25 Fair value measurements (cont.)

The Company did not make any transfers between the levels of the fair value hierarchy during the years ended December 31, 2022 and 2021.

The carrying amounts of cash and cash equivalents, accounts receivable, accounts payable and accrued expenses and other liabilities approximate fair value because their respective maturities are of short-term duration. The carrying value of the term loans were determined to approximate fair value due to the interest rate on the loans that approximate prevailing market interest rates as of each reporting period.

26 Strategic investments

a) XLocations Inc.

The Company invested in XLocations Inc. in the amount of $137,100 in February 2018. In May 2018, additional funding from external investors received by XLocations Inc resulted in a dilution of the Company’s equity interest from 60% to 26.25%.

Despite the equity interest of 26.25%, the Company believes it does not have the ability to significantly influence the operational and financial policies of the investee and uses the measurement alternative for equity investments without readily determinable fair values. Accordingly, the retained interest was fair valued on the date of loss of control for $637,671. The basis for the measurement of fair value for this equity investment is Level 3 in the fair value hierarchy.

The carrying value of this investment amounted to $618,171 as of December 31, 2021 and 2021 respectively. The investment is included in other assets on the consolidated balance sheets. For the years ended December 31, 2022 and 2021, the Company assessed there was no permanent diminution in the value of the investment and accordingly, no impairment charge was recorded. There have been no upward or downward adjustments to this investment during the years ended December 31, 2022 and 2021.

b) Memob Plus FZ LLC

On July 2, 2021, the Company entered into a subscription and shareholders agreement to subscribe for 30 shares representing 10 percent of the issued share capital of Memob Plus FZ LLC, a free zone limited liability company incorporated in Dubai, in consideration for the payment of the aggregate amount of $2,000,000 comprising the amount of $500,000 in cash and $1,500,000 in kind consideration. The payment of the in-kind consideration deemed to have been satisfied by virtue of the execution of the Data Usage Agreement dated September 1, 2020.

The Company believes it does not have the ability to significantly influence the operational and financial policies of the investee and uses the measurement alternative for equity investments without readily determinable fair values. The carrying value of this investment amounted to $2,000,000 as of December 31, 2022 and 2021. The investment is included in other assets on the consolidated balance sheets. For the year ended December 31, 2022 and 2021, the Company assessed there was no permanent diminution in the value of the investment and accordingly, no impairment charge was recorded. There have been no upward or downward adjustments to this investment during the years ended December 31, 2022 and 2021.

Near Intelligence Holdings Inc. and Subsidiaries
Notes to Consolidated Financial Statements
(in $, except per share data and share count)

27 Commitments and Contingencies

Commitments

The following table presents the Company’s future minimum purchase commitments at December 31, 2022. Purchase commitments primarily include contractual Commitments for the purchase of data, hosting services and software as a service arrangement:

Year ending December 31,	Contractual commitments
2023	3,309,184
2024	3,627,551
2025	18,368
6,955,103

Litigation and loss contingencies

From time to time, the Company may be subject to other legal proceedings, claims, investigations, and government inquiries (collectively, legal proceedings) in the ordinary course of business. It may receive claims from third parties asserting, among other things, infringement of their intellectual property rights, defamation, labor and employment rights, privacy, and contractual rights. There are no currently pending legal proceedings that the Company believes will have a material adverse impact on the business or consolidated financial statements.

On July 12, 2022, Near received a letter from a company called Near GmbH claiming that Near is infringing Near GmbH’s European Union trademark registration for “Near” and its corresponding business designation rights in France. Near responded to Near GmbH stating that Near had received the letter and is evaluating its contents. Near’s German trademark counsel spoke to Near GmbH’s counsel in August 2022 and discussed a potential resolution to the matter. At this time no settlement agreement has been executed, but Near believes that it is reasonably possible that a loss may be incurred. The possible loss is estimated to be between $25,000 and $75,000.

28 Related party transactions

During April 2021, the Company was formed for the purpose of reorganization by Near Pte. Ltd. Post capital reduction, the Company’s Chief Executive Officer (the “Executive”) became sole owner of Near Pte. Ltd. Transactions with Near Pte. Ltd. and its affiliates are considered to be related parties due to the Executive’s direct ownership as well as his executive position in both the Company and Near Pte. Ltd.

During the year ended December 31, 2022, the Company advanced to Near Pte. Ltd. an amount of $ 1,777,675 bearing interest at 2.88% per annum. The advance to related party including accrued interest of $19,638 is included in prepaid expenses and other current assets on the consolidated balance sheet as of December 31, 2022. No interest was received for the year ended December 31, 2022.

During year ended December 31, 2022, the Company obtained borrowings of $2,213,493 from Near India Private Limited, an affiliate of Near Pte. Ltd., bearing interest at 7% per annum. Short term borrowing to related parties including accrued interest of $57,897 with a foreign exchange impact of $32,950 is included in accrued expenses and other current liabilities on the consolidated balance sheet as of December 31, 2022. The Company has repaid $118,633 of principal during the year ended December 31, 2022. No interest was paid during the year ended December 31, 2022.

29 Subsequent events

On May 18, 2022, KludeIn I Acquisition Corp. (“KludeIn”), a Delaware corporation listed with NASDAQ in the United States, and Near Pte. Ltd. entered into an Agreement and Plan of Merger that will transform the Company into a publicly listed company. On February 13, 2023, a notice of effectiveness on Form S-4 was received from the Securities and Exchange Commission and KludeIn is expected to hold a special meeting on March 20, 2023 in lieu of the 2022 annual meeting of KludeIn stockholders (the “Special Meeting”) to consider matters relating to the consummation of the Business Combination.